Shareholder Report covering the period
June 30, 2001 through September 30, 2001

Evergreen Equity Funds

Table of Contents

Letter to Shareholders	1
Evergreen Core Equity Fund
Fund at a Glance	2
Portfolio Manager Interview	3
Evergreen Secular Growth Fund
Fund at a Glance	5
Portfolio Manager Interview	6
Evergreen Select Small Cap Growth Fund
Fund at a Glance	8
Portfolio Manager Interview	9
Evergreen Select Strategic Growth Fund
Fund at a Glance	11
Portfolio Manager Interview	12
Evergreen Special Equity Fund
Fund at a Glance	14
Portfolio Manager Interview	15
Financial Highlights
Evergreen Core Equity Fund	17
Evergreen Secular Growth Fund	18
Evergreen Select Small Cap Growth Fund	19
Evergreen Select Strategic Growth Fund	20
Evergreen Special Equity Fund	23
Schedules of Investments
Evergreen Core Equity Fund	26
Evergreen Secular Growth Fund	32
Evergreen Select Small Cap Growth Fund	36
Evergreen Select Strategic Growth Fund	40
Evergreen Special Equity Fund	43
Combined Notes to Schedules of Investments	50
Statements of Assets and Liabilities	51
Statements of Operations	52
Statements of Changes in Net Assets	54
Combined Notes to Financial Statements	57
Independent Auditors’ Report	67
Additional Information	68

Evergreen Funds

Evergreen Funds is one of the nation’s fastest growing investment companies with more than $90 billion in assets under management. With over 80 mutual funds to choose among and acclaimed service and operations capabilities, investors enjoy a broad range of quality investment products and services designed to meet their needs. The Evergreen Funds employ intensive, research-driven investment strategies executed by over 90 research analysts and portfolio managers. The fund company remains dedicated to meeting the needs of investors and their advisors in a global economy. Look to Evergreen Funds to provide a distinctive level of service and excellence in investment management.

This report must be preceded or accompanied by a prospectus of an Evergreen fund contained herein. The prospectus contains more complete information, including fees and expenses, and should be read carefully before investing or sending money.

Mutual Funds:	NOT FDIC INSURED	MAY LOSE VALUE	NOT BANK GUARANTEED

Evergreen Distributor, Inc.
Evergreen FundsSM is a service mark of Evergreen Investment Services, Inc.

Letter to Shareholders
November 2001

William M. Ennis President and CEO	Dennis H. Ferro Chief Investment Officer

Dear Evergreen Shareholders, We are pleased to provide the Evergreen Equity Funds shareholder report, which covers the three-month period ended September 30, 2001. This special report is provided to you as a result of the change in the funds’ fiscal year end from June 30 to September 30.

The three-month period ended September 30, 2001 was one of the most challenging for investors in recent memory. As the economy continued to slide and corporate profits with it, the prospect for a large fiscal surplus began to diminish. With the Federal Reserve seeing little inflation in reported producer and consumer statistics, it continued its aggressive policy of monetary easing through several interest rate cuts. While the slide in corporate profits and the slowing economy brought equity prices lower, the bond market was providing positive returns as a result of the Fed’s action. The consumer used lower rates to maintain a reasonably robust housing and auto market, despite an increasing rate in corporate layoffs.

While these trends continued as we moved through the third quarter, the terrible events of September 11 accelerated these trends through the end of the month. We were personally deeply disturbed by the destruction of the World Trade Center and lost both colleagues and friends in this tragedy.

Looking past these trends and events, we believe we are in the trough of a normal business cycle and the monetary and fiscal policy steps being taken will permit the economy to recover. Accordingly, we remain convinced that the stage is being set for the development of a positive environment for corporate profits and attractive equity returns. The key will be the patience required by investors as we wait for the economy to return to more normal levels of growth.

The Importance of Diversification

An environment like the past three months offers many reasons for building a diversified portfolio rather than trying to predict the market’s movements. Diversification provides exposure to many different opportunities while reducing the risk of any single investment or strategy.

We invite you to visit our enhanced website, www.EvergreenInvestments.com, for more information about Evergreen Funds. Thank you for your continued investment in Evergreen Funds.

Sincerely,

William M. Ennis
President & CEO
Evergreen Investment Company, Inc.

Dennis H. Ferro
Chief Investment Officer
Evergreen Investment Management Company

EVERGREEN
Core Equity Fund
Fund at a Glance as of September 30, 2001

“As we move forward, we will continue to use a bottom-up stock selection process, focusing on company fundamentals, such as the financial, economic and operating factors that influence a company’s long-term success.”

Portfolio Management
Evergreen Investment Management Company
Large Cap Core Growth Team

Mark C. Sipe, CFA Tenure: November 1997	Hanspeter Giger, CFA Tenure: November 1997

PERFORMANCE AND RETURNS2

Portfolio Inception Date: 12/31/1981	Class I	Class IS
Class Inception Date	11/24/1997	2/4/1998

Average Annual Returns

1 year	-28.63%	-28.82%

5 years	5.33%	5.07%

10 years	8.73%	8.46%

3-month income dividends per share	$0.08	$0.04

LONG TERM GROWTH

Comparison of a $1,000,000 investment in Evergreen Core Equity Fund, Class I shares2, versus a similar investment in the Standard and Poor’s 500 Index (S&P 500) and the Consumer Price Index (CPI).

The S&P 500 is an unmanaged market index and does not include transaction costs associated with buying and selling securities or any management fees. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 9/30/2001.

The Equity Style Box placement is based on a fund’s price-to-earnings and price-to-book ratio relative to the S&P 500, as well as the size of the companies in which it invests, or median market capitalization.

1 Source: 2001 Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in load, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions.

Historical performance shown for Class IS shares from 11/24/1997 to its inception is based on the performance of Class I shares and has not been adjusted to reflect the effect of the 0.25% 12b-1 fee applicable to Class IS shares. Class I shares pay no 12b-1 fee. If these fees had been reflected, returns would have been lower. Prior 11/24/1997 the returns for Classes I and IS are based on the fund’s predecessor common trust fund’s (CTF) performance, adjusted for estimated mutual fund expenses.

The CTF was not registered under the 1940 Act and was not subject to certain investment restrictions. If the CTF had been registered, its performance might have been adversely affected. The advisor is waiving a portion of its advisory fee. Had the fee not been waived, returns would have been lower.

Class I shares are only available to investment advisory clients of an investment advisor of an Evergreen Fund (or the investment advisor’s affiliates); through special arrangements entered into on behalf of the Evergreen Funds with certain financial service firms; certain institutional investors; and persons who owned Class Y shares in a registered name in an Evergreen Fund on or before December 31, 1994.

Class I and IS shares are only available to institutional shareholders with a minimum $1 million investment.

The fund’s investment objective is non-fundamental and may be changed without a vote of the fund’s shareholders.

Foreign investments may contain more risk due to the inherent risks associated with changing political climates, foreign market instability and foreign currency fluctuations.

All data is as of September 30, 2001 and is subject to change.

EVERGREEN
Core Equity Fund
Portfolio Manager Interview

How did the fund perform?

For the three-month period ended September 30, 2001, the Evergreen Core Equity Fund’s Class I shares returned -17.31% and the S&P 500 Index returned -14.69% for the same period. The fund’s performance lagged that of large-cap core funds, as measured by Lipper, Inc., an independent monitor of mutual fund performance, which reported a -14.81% return on average for the three-month period.

Portfolio Characteristics
(as of 9/30/2001)
Total Net Assets	$1,579,110,404

Number of Holdings	132

Beta	1.08

P/E Ratio	23.8x

Describe the investment environment for the period?

Stock investors had a difficult time during the third quarter of 2001. Economic growth continued to decline, as companies reported weak corporate earnings and offered little insight as to when their businesses might turn around. Even an aggressive Federal Reserve monetary policy, which reduced short-term interest rates 3.5% between January and September 2001, had no effect on reversing the downward trend in gross domestic product (GDP). (The Fed trimmed rates another 0.5% in October.) In this environment, stock valuations declined precipitously, with technology stocks struggling the most. The events of September 11 in New York and Washington made a difficult situation worse. In the aftermath of September 11, the stock market closed for four days; and when it re-opened, uncertainty dominated market sentiment. As a result, there was a broad-based sell-off in the market. While the market rallied during the last week of September, most major market indexes ended the third quarter with negative returns. In addition to a poor showing by the S&P 500 Index, the Dow Jones Industrial Average fell 15.37%, and the NASDAQ Composite Index was off 30.64% for the quarter.

Top 5 Sectors
(as a percentage of 9/30/2001 net assets)
Financials	20.5%

Information Technology	16.6%

Healthcare	14.2%

Consumer Discretionary	13.7%

Industrials	9.1%

What were your strategies for managing the fund?

During the period, the fund was overweighted in the technology sector, relative to its benchmark. This overweighting, along with poor stock selection, detracted most from the fund’s performance. Market leaders, such as Cisco Systems, Intel, EMC, Oracle and Microsoft, experienced significant price declines.

Beyond the technology sector, the fund’s large commitment to financial services stocks, particularly brokerage companies, also held back performance, and we pared back or eliminated several holdings, such as Goldman Sachs, Franklin Resources and Allmerica Financial. Utility companies also hampered the fund’s return, as shares of Enron Corp. and AES Corp. declined in value.

EVERGREEN
Core Equity Fund
Portfolio Manager Interview

On a more positive note, the fund’s investments in more “defensive” companies provided a measure of stability to the portfolio. Defensive companies are usually resistant to general stock market declines. They tend to offer fairly predictable earnings growth and their goods and services remain in relatively high demand even during periods of economic weakness. The consumer staples and healthcare sectors are considered defensive parts of the market. The fund’s consumer staples stocks, such as Sara Lee and Coca-Cola were helpful to performance. Pharmaceutical companies, such as Bristol-Myers Squibb, Merck Pharmaceuticals and Abbott Labs, in the healthcare sector also aided performance. One other area of relative strength was the previously depressed telecommunications sector, with Verizon Communications performing relatively well.

Top Ten Holdings
(as a percentage of 9/30/2001 net assets)
General Electric Co.	5.3%

Microsoft Corp.	3.9%

Exxon Mobil Corp.	3.3%

Intel Corp.	2.6%

Merck & Co., Inc.	2.3%

AOL Time Warner, Inc.	2.3%

Citigroup, Inc.	2.3%

American International Group, Inc.	2.2%

Home Depot, Inc.	2.2%

Coca-Cola Co.	2.0%

What is your outlook?

As we look ahead to 2002, we believe there are positive factors that could lead to a pick up in economic growth and in the performance of the stock market over the next several months. The Federal Reserve’s commitment to keeping interest rates low, the prospects of lower tax rates beginning in 2002 and the possibility that Congress will pass an economic stimulus package bode well for a rebound in the economy. These measures are designed to put more disposable dollars into the hands of consumers and to make it more attractive for corporations to increase capital spending. Because earnings growth has declined significantly for more than a year, companies are now able to adjust their earnings expectations to more reasonable levels. Stock valuations, too, are more realistic. The sharp market declines of 2000 and 2001 have lowered stock valuations to levels that are more in line with historical norms than they have been for quite some time. As we move forward, we will continue to use a bottom-up stock selection process, focusing on company fundamentals, such as the financial, economic and operating factors that influence a company’s long-term success.

EVERGREEN
Secular Growth Fund
Fund at a Glance as of September 30, 2001

“We believe we are approaching the end of the market downturn in stocks and that stock valuations are probably at or near their lows.”

Portfolio Management

Stephen M. Dalton, CFA
Tenure: February 1999

PERFORMANCE AND RETURNS2

Portfolio Inception Date: 12/31/1994	Class I	Class IS
Class Inception Date	02/26/1999	02/26/1999

Average Annual Returns

1 year	-62.92%	-63.02%

5 years	3.96%	3.69%

Since Portfolio Inception	11.20%	10.92%

3-month income distributions per share	$0.05	$0.04

LONG TERM GROWTH

Comparison of a $1,000,000 investment in Evergreen Secular Growth Fund, Class I shares2, versus a similar investment in the Russell 1000 Growth Index (Russell 1000 Growth), the Standard and Poor’s 500 Index (S&P 500), and the Consumer Price Index (CPI).

The Russell 1000 Growth and the S&P 500 are unmanaged market indexes and do not include transaction costs associated with buying and selling securities or any management fees. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 9/30/2001.

The Equity Style Box placement is based on a fund’s price-to-earnings and price-to-book ratio relative to the S&P 500, as well as the size of the companies in which it invests, or median market capitalization.

1 Source: 2001 Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in loads, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions.

Historical performance shown for the Class I and IS shares prior to 7/12/1999 is based on the fund’s predecessor common trust fund’s (CTF) performance, adjusted for estimated mutual fund expenses including the 0.25% 12b-1 fee applicable to the Class IS shares. The CTF was not registered under the 1940 Act and was not subject to certain investment restrictions. If the CTF had been registered, its performance might have been adversely affected. The advisor is waiving a portion of its advisory fee. Had the fee not been waived, returns would have been lower.

Class I shares are only available to investment advisory clients of an investment advisor of an Evergreen Fund (or the investment advisor’s affiliates); through special arrangements entered into on behalf of the Evergreen Funds with certain financial service firms; certain institutional investors; and persons who owned Class Y shares in a registered name in an Evergreen Fund on or before December 31, 1994.

Class I and IS shares are only available to institutional shareholders with a minimum $1 million investment.

The fund’s investment objective is non-fundamental and may be changed without a vote of the fund’s shareholders.

Foreign investments may contain more risk due to the inherent risks associated with changing political climates, foreign market instability and foreign currency fluctuations.

All data is as of September 30, 2001 and is subject to change.

EVERGREEN
Secular Growth Fund
Portfolio Manager Interview

How did the fund perform?

For the three-month period ended September 30, 2001, Evergreen Secular Growth Fund’s Class I shares returned -18.33%, outperforming the -19.41% return of the Russell 1000 Growth Index. The S&P 500 Index returned -14.69% for the same period. The fund outperformed the -20.15% average return of large-cap growth funds, as measured by Lipper, Inc. Lipper, Inc. is an independent monitor of mutual fund performance. The fund’s performance can be attributed to a gradual redeployment of cash into non-technology equities, an underweighted position in technology, relative to the benchmark, and better relative performance in the healthcare and consumer staples sectors.

Portfolio Characteristics
(as of 9/30/2001)
Total Net Assets	$327,609,499

Number of Holdings	59

P/E Ratio	44.0x

Describe the investment environment for the period?

The third quarter of 2001 was challenging for equity investors. The continued fall-off in corporate capital spending led to declining corporate earnings and, ultimately, to lower stock prices. As corporations struggled, economic growth remained on a downward course. In an effort to stimulate economic growth, the Federal Reserve maintained an easy monetary policy, but the Fed’s interest-rate cuts had no apparent effect on the economy or the stock market. After being closed for four trading days following the events of September 11, the stock market re-opened on September 17. Stock valuations declined sharply, and while stocks rallied during the final week of the quarter, most major stock indexes finished the July-through-September quarter with negative returns.

Top 5 Sectors
(as a percentage of 9/30/2001 net assets)
Consumer Discretionary	22.6%

Healthcare	21.0%

Financials	14.1%

Consumer Staples	13.6%

Information Technology	12.3%

What strategies did you pursue in managing the fund?

The fund’s defensive holdings, such as those in the healthcare and consumer staples areas, aided performance in a declining market. Defensive stocks are usually defined as those that have predictable earnings growth and that maintain relatively high demand for their products and services during times of economic weakness. In selecting healthcare stocks, we emphasized two themes - cost containment and product innovation. In supporting these themes, we added Cardinal Health, a distributor of generic drugs, and Abbott Laboratories, a developer of pharmaceuticals and medical devices. Both companies were among the fund’s best performing stocks. The fund’s largest position, Johnson & Johnson (4.1% of assets), was also a strong performer. Among consumer staples, brand-name companies, such as PepsiCo and Hershey Foods, aided performance.

EVERGREEN
Secular Growth Fund
Portfolio Manager Interview

The addition of retail stocks accounted for the biggest change in the portfolio during the quarter. In the retail area, we focused on companies that serve moderate-income consumers, whom we believe are the biggest beneficiaries of lower borrowing costs, particularly lower mortgage rates and tax rebates. As a result, our exposure to the retail sector is clustered around discount and value chains, such as Wal-Mart, Kohl’s and Target, and to do-it-yourself home improvement companies, such as Lowe’s and Home Depot.

During the stock market decline of the past several months, technology stocks have been the hardest hit, and we believe that stock price weakness in the technology sector may be in the bottoming process. The fund’s technology position continues to evolve, and we continue to seek companies that meet our criteria of current earnings growth, visibility of strong prospects of future earnings growth and valuations that are at the low end or below historical averages. During the past three months, we added to exposure in two secular themes - internet security and the demand for wireless communications. These themes are reflected in an investment in Verisign, a provider of software that can help identify and authenticate internet users, and the addition of RF Micro Devices, a designer and manufacturer of semiconductors and modules for wireless handsets. We virtually eliminated the fund’s positions in the telecommunications equipment and data storage industries, because there was little evidence that corporate demand for such products would soon accelerate.

We adjusted our mix of holdings that exploited the electricity shortage theme, by lowering the fund’s exposure to power producers in favor of the energy merchants, such as Enron and El Paso. These companies buy power but have limited risk to fluctuating commodity prices. They also have some of the positive characteristics of independent power producers; that is, they have long-term contractual agreements to deliver power, and therefore, have greater earnings visibility.

Top Ten Holdings
(as a percentage of 9/30/2001 net assets)
Johnson & Johnson Co.	4.1%

Comcast Cable Communications Corp.	3.4%

Hershey Foods Corp.	3.3%

International Business Machines Corp.	3.3%

PepsiCo., Inc.	3.3%

Amgen, Inc.	3.2%

Medtronic, Inc.	3.1%

Fannie Mae	3.1%

Merck & Co, Inc.	3.0%

Microsoft Corp.	3.0%

What is your outlook? We believe we are approaching the end of the market downturn in stocks and that stock valuations are probably at or near their lows. The recession in manufacturing seems to have spread to the rest of the economy, and consumer confidence has declined. Many economists believe that we are in a brief recession that will persist at least through the end of 2001. As we look ahead, we expect the domestic economy to begin to show signs of recovery in mid-2002, as lower interest rates, an economic stimulus package and stabilization of European economic activity take hold. We have already begun to identify companies and sectors that support the economic recovery theme. For example, we maintain our exposure to media and entertainment companies through holdings in America Online, Cox Communications, Comcast and Viacom. These companies should benefit from increased advertising spending, once economic growth picks up. As a group, they represent broad exposure to all media: the internet, television, radio and film industries. With believe 2002 should be a better year for stock investors and that the portfolio is positioned to take advantage of a more positive economic and market environment.

EVERGREEN
Select Small Cap Growth Fund
Fund at a Glance as of September 30, 2001

“Our strategy over the next several months will focus on selecting stocks in sectors, such as finance, healthcare and consumer staples, which have historically performed well during recession.”

Portfolio Management
Evergreen Investment Management
Company Small/Mid Cap Growth Team

Thomas L. Holman, Team Leader
Tenure: November 1997

PERFORMANCE AND RETURNS2

Portfolio Inception Date: 12/28/1995	Class I
Class Inception Date	12/28/1995

Average Annual Returns

1 year	-45.55%

5 years	1.80%

Since Portfolio Inception	4.13%

LONG TERM GROWTH

Comparison of a $1,000,000 investment in Evergreen Select Small Cap Growth Fund, Class I shares2, versus a similar investment in the Russell 2000 Growth Index (Russell 2000 Growth) and the Consumer Price Index (CPI).

The Russell 2000 Growth is an unmanaged market index and does not include transaction costs associated with buying and selling securities or any management fees. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 9/30/2001.

The Equity Style Box placement is based on a fund’s price-to-earnings and price-to-book ratio relative to the S&P 500, as well as the size of the companies in which it invests, or median market capitalization.

1 Source: 2001 Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in load, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions.

Class I shares pay no 12b-1 fee.

Class I shares are only available to investment advisory clients of an investment advisor of an Evergreen Fund (or the investment advisor’s affiliates); through special arrangements entered into on behalf of the Evergreen Funds with certain financial service firms; certain institutional investors; and persons who owned Class Y shares in a registered name in an Evergreen Fund on or before December 31, 1994.

Class I shares are only available to institutional shareholders with a minimum $1 million investment.

The fund’s investment objective is non-fundamental and may be changed without a vote of the fund’s shareholders.

Smaller capitalization stock investing may offer the potential for greater long-term results, however it is also generally associated with greater price volatility due to the higher risk of failure.

Foreign investments may contain more risk due to the inherent risks associated with changing political climates, foreign market instability and foreign currency fluctuations.

All data is as of September 30, 2001 and is subject to change.

EVERGREEN
Select Small Cap Growth Fund
Portfolio Manager Interview

How did the fund perform?

Evergreen Select Small Cap Growth Fund Class I shares returned -25.19% return for the three-month period ended September 30, 2001. During the same three months, the benchmark Russell 2000 Growth Index returned -28.08%.

Portfolio Characteristics
(as of 9/30/2001)
Total Net Assets	$114,796,437

Number of Holdings	75

Beta	1.28

P/E Ratio	23.2x

What was the investment environment like for the period?

Early in the three-month period, economic data, such as rising unemployment, declines in manufacturing and weak corporate earnings, indicated that U.S. economic growth continued to trend downward. Despite several Federal Reserve interest-rate cuts, there was little evidence as to when the economy would recover. In this uncertain economic environment, stock prices across the board lost ground. The events of September 11, 2001 introduced an added element of uncertainty in the market. After a four-day close of the stock market, stock prices declined significantly when the market reopened. While stocks across the capitalization spectrum fell, small-cap stocks were particularly vulnerable, because during turbulent periods investors tend to favor the relative stability and track records of larger-cap issues.

Top 5 Sectors
(as a percentage of 9/30/2001 net assets)
Healthcare	27.4%

Information Technology	16.8%

Consumer Discretionary	13.4%

Financials	12.2%

Industrials	11.6%

What were your strategies for managing the fund? We attribute the fund’s outperformance, relative to its benchmark, to good stock selection in two defensive sectors - consumer staples and healthcare. Companies are defined as “defensive” if they offer fairly predictable earnings growth and their goods and services remain in relatively high demand during periods of economic weakness.

In the consumer staples area, the portfolio was equally weighted to the benchmark, the Russell 2000 Growth Index, however, its performance in this sector significantly outpaced that of the benchmark. While we invested in several consumer staples stocks, Administaff, a provider of personnel administration services, provided the biggest boost to the fund’s return.

Healthcare stocks accounted for 27.4% of portfolio assets, which was more than the 20.8% healthcare allocation in the benchmark. The healthcare stocks in the portfolio tended to cluster in two categories. The first category was composed of more defensive issues, such as hospitals and home health companies, which tend to do relatively well in virtually any economic environment. Holdings such as Triad Hospitals, which rose more than 20%, and home healthcare companies, such as Respironics, which gained more than 19%, aided performance. Biotechnology companies made up the second category of healthcare stocks. Many of the fund’s biotechnology companies have promising new medicines in various stages of clinical trials. Some have developed new programs

EVERGREEN
Select Small Cap Growth Fund
Portfolio Manager Interview

that automate procedures that were once done manually in test tubes, and some offer products that significantly reduce the time it takes to run an experiment. While the biotechnology stocks in the portfolio struggled throughout the three-month period, we believe they have potential for significant returns over the long term.

Despite a sagging economy, consumer spending held up well through August 2001, as interest rates declined and tax rebates added to consumers’ disposable income. As a result, early in the period, we had a relatively large position (15.3% of assets) invested in consumer cyclical stocks, particularly retailers. We focused on companies that had strong same-store sales over a long period. Stores that sell women’s fashions and those that market to teenagers, who tend to have relatively stable disposable incomes, were particularly attractive. When consumer confidence deteriorated late in the period, we dramatically reduced the fund’s position in consumer cyclicals.

As we moved out of consumer cyclicals, we added selected stocks from other economic sectors, such as insurance and technology. As a group, insurance stocks were among the hardest hit in the aftermath of September 11, because investors became concerned that large benefit payouts would erode insurance company cash reserves. But many insurance companies had little or no exposure to the events of September 11. After an extensive review of insurance companies, we invested in those whose cash reserves should remain intact. In the months ahead, we believe such companies are likely to increase their business and benefit from higher premiums. Our investments in the insurance sector were broad-based, and multi-line insurers, re-insurers and insurance brokers are represented in the portfolio.

The steep declines in stock valuations presented opportunities in the technology sector, where we focused on software and hardware companies. In the software area, we favored companies such as Netegrity and Internet Security, which develop products designed to make the internet more secure. On the hardware side, we primarily invested in companies that provide components for wireless handsets. Two such companies are Alpha Industries and Anadigics. While business growth for these technology companies was flat during the period, we believe their very low valuations offered a compelling risk/reward situation. We believe such companies have the potential for relatively strong performance over the long term.

Top Ten Holdings
(as a percentage of 9/30/2001 net assets)
Respironics, Inc.	3.1%

Perrigo Co.	2.8%

Triad Hospitals, Inc.	2.5%

ITT Educational Services, Inc.	2.2%

Career Education Corp.	2.2%

Dime Community Bancorp, Inc.	2.1%

OM Group, Inc.	2.0%

Alpharma, Inc.	2.0%

BARRA, Inc.	2.0%

Duane Reade, Inc.	1.9%

What is your outlook?

Because there continues to be significant uncertainty in the economy, it is likely that the stock market will remain volatile for the rest of 2001. Nevertheless, we believe there is reason for optimism regarding the long-term prospects for small-cap stocks. Cash balances in money market funds are high. As interest rates continue to fall and returns on money market funds decline, we believe investors will move out of money market funds and into the stock market where they have the potential for larger returns. A portion of this money will flow into small-cap stocks. We also believe that lower interest rates and an economic stimulus package should benefit small-cap stocks. Our strategy over the next several months will focus on selecting stocks in sectors such as finance, healthcare and consumer staples, which have historically performed well during recession. We will balance those defensive positions with stocks that are selling at attractive valuations in other growth areas, such as technology, where we expect more long-term success.

EVERGREEN
Select Strategic Growth Fund
Fund at a Glance as of September 30, 2001

“While economic and political uncertainty continue to weigh on investors, we believe favorable fiscal and monetary policies should eventually have a positive impact on the economy and the stock market.”

Portfolio Management

David M. Chow, CFA Tenure: September 1998	W. Shannon Reid, CFA Tenure: November 1997

Jay Zelko Tenure: October 2000

PERFORMANCE AND RETURNS2

Portfolio Inception Date: 12/31/1994	Class A	Class B	Class C	Class I	Class IS
Class Inception Date	5/11/2001	5/11/2001	5/11/2001	11/24/1997	02/27/1998

Average Annual Returns*

1 year w/ sales charge	-49.38%	-48.52%	-47.26%	n/a	n/a

1 year w/o sales charge	-46.29%	-46.45%	-46.43%	-46.23%	-46.37%

5 years	9.05%	10.02%	10.29%	10.38%	10.08%

Since Portfolio Inception	14.70%	15.66%	15.66%	15.73%	15.43%

Maximum Sales Charge	5.75%	5.00%	2.00%

	Front End	CDSC	CDSC	n/a	n/a

3-month income dividends per share	$0.02	n/a	n/a	$0.03	$0.02

*Adjusted for maximum applicable sales charge, unless noted.

LONG TERM GROWTH

Comparison of a $10,000 investment in Evergreen Select Strategic Growth Fund, Class A shares2, versus a similar investment in the Russell 1000 Growth Index (Russell 1000 Growth) and the Consumer Price Index (CPI).

The Russell 1000 Growth is an unmanaged market index and does not include transaction costs associated with buying and selling securities or any management fees. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 9/30/2001.

The Equity Style Box placement is based on a fund’s price-to-earnings and price-to-book ratio relative to the S&P 500, as well as the size of the companies in which it invests, or median market capitalization.

1 Source: 2001 Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in loads, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions.

Historical performance shown for Class IS shares from 11/24/1997 to its inception is based on the performance of Class I. Prior to 11/24/1997 the returns for Classes I and IS are based on the fund’s predecessor common trust fund’s (CTF) performance, adjusted for estimated mutual fund expenses. The CTF was not registered under the 1940 Act and were not subject to certain investment restrictions. If the CTF had been registered, its performance might have been adversely affected. Historical performance shown for Classes A, B and C prior to their inception is based on the fund’s Class I shares, the original class offered. The historical returns for Classes A, B, C and IS have not been adjusted to reflect the effect of each class’ 12b-1 fees. These fees are 0.25% for Class A and IS, 1.00% for Classes B and C. Class I shares pay no 12b-1 fees. If these fees had been reflected, returns for Classes A, B, C and IS would have been lower. The advisor is waiving a portion of its advisory fee. Had the fee not been waived, returns would have been lower.

Class I shares are only available to investment advisory clients of an investment advisor of an Evergreen Fund (or the investment advisor’s affiliates); through special arrangements entered into on behalf of the Evergreen Funds with certain financial service firms; certain institutional investors; and persons who owned Class Y shares in a registered name in an Evergreen Fund on or before December 31, 1994.

Class I and IS shares are only available to institutional shareholders with a minimum $1 million investment.

The fund’s investment objective is non-fundamental and may be changed without a vote of the fund’s shareholders.

Foreign investments may contain more risk due to the inherent risks associated with changing political climates, foreign market instability and foreign currency fluctuations.

All data is as of September 30, 2001 and is subject to change.

EVERGREEN
Select Strategic Growth Fund
Portfolio Manager Interview

How did the fund perform?

For the three-month period ended September 30, 2001, the Evergreen Select Strategic Growth Fund Class A shares returned -19.15%, outperforming the -19.41% return of the Russell 1000 Growth Index, the fund’s benchmark. The fund also outperformed the -20.15% return of the average large-cap growth fund, as measured by Lipper, Inc., independent monitor of mutual fund performance.

Portfolio Characteristics
(as of 9/30/2001)
Total Net Assets	$640,645,720

Number of Holdings	62

Beta	1.30

P/E Ratio	28.4x

Describe the investment environment for the period?

The third quarter of 2001 proved to be a difficult time for growth stocks. The quarter began with investors anticipating the economy would reaccelerate with aid from the Federal Reserve’s easy monetary policy. Despite several Federal Reserve interest-rate cuts and tax rebates, the economy continued to deteriorate. Capital spending remained weak, unemployment rose, corporate earnings continued to decline and consumer confidence began to slip. The events of September 11 in New York and Washington exacerbated this difficult situation. In the aftermath of September 11, there was a broad-based sell-off in the stock market. While stocks rallied briefly toward the end of September, major equity market indexes ended the three-month period with negative returns.

Top 5 Sectors
(as a percentage of 9/30/2001 net assets)
Healthcare	27.7%

Information Technology	21.3%

Industrials	13.0%

Consumer Discretionary	10.4%

Financials	9.7%

What strategies did you pursue in managing the fund?

In this difficult economic environment, we adopted a more defensive strategy. We lowered our exposure to technology and moved into sectors, such as healthcare and consumer staples which have historically had more consistent earnings growth and more stable demand for their products and services during times of economic uncertainty.

During the quarter, the fund’s technology weighting was reduced by approximately 10% to 21.3%, as of September 30, 2001. We aggressively reduced positions in certain software companies and in storage businesses, and by the end of the quarter, the fund held an underweighting in technology. As the economy contracts, corporate spending on information technology has declined and we believe it could take several quarters for it to accelerate.

As of September 30, 2001, healthcare was the largest sector and overweighted in the fund, at 27.7% of assets. We are overweighted in medical products and services companies, with investments in Medtronic and Stryker Industries, and laboratory companies, such as Quest Diagnostics and Laboratory Corporation of America. We also emphasized HMOs, with investments in Wellpoint and United Health Care, and hospital management companies, such as HCA. Hospitals and HMOs are benefiting from higher hospital admissions and enrollments and increased prices.

EVERGREEN
Select Strategic Growth Fund
Portfolio Manager Interview

In consumer staples, we were attracted to a number of companies with favorable earnings projections which should benefit from relatively stable demand for their products. Pepsico, Colgate Palmolive, General Mills, Proctor and Gamble were added to the portfolio during the period. We also favored financial institutions that we believe should perform well in a lower interest-rate environment. In the financial area, we added banks and increased the fund’s position in American International Group, a large insurance company.

Top Ten Holdings
(as a percentage of 9/30/2001 net assets)
General Electric Co.	7.2%

Pfizer, Inc.	6.5%

Microsoft Corp.	5.5%

American International Group, Inc.	4.9%

Philip Morris Companies, Inc.	4.8%

Intel Corp.	3.9%

American Home Products Corp.	3.7%

Medtronic, Inc.	2.8%

AOL Time Warner, Inc.	2.8%

Lockheed Martin Corp.	2.7%

What is your outlook?

While economic and political uncertainty continue to weigh on investors, we believe favorable fiscal and monetary policies should eventually have a positive impact on the economy and the stock market. Over the past nine months, the Federal Reserve has been aggressive in reducing interest rates and further interest-rate cuts may be in the offing. In addition, Congress is likely to pass an economic stimulus package this year. While it may take time for these measures to work through the economy, we will continue to seek stocks with strong prospects for growth over time and will seek to maintain a portfolio that is structured to take advantage of improving business and economic fundamentals and seek to provide long-term success.

EVERGREEN
Special Equity Fund
Fund at a Glance as of September 30, 2001

“Negative quarterly returns of the magnitude we saw in the third quarter have historically been followed by sharp rebounds in subsequent quarters, as investors identify longer-term opportunities and become more willing to take on risk.”

Portfolio Management
Evergreen Investment Management
Company Quantitative Equity Team

Timothy M. Stevenson, CFA, CMT Tenure: October 1999	Eric M. Teal Tenure: October 1999

PERFORMANCE AND RETURNS2

Portfolio Inception Date: 3/15/1994	Class A	Class B	Class C	Class I	Class IS
Class Inception Date	8/30/1999	8/30/1999	8/30/1999	3/15/1994	3/15/1994

Average Annual Returns*

1 year w/ sales charge	-33.92%	-33.81%	-31.83%	n/a	n/a

1 year w/o sales charge	-29.88%	-30.43%	-30.48%	-29.73%	-29.91%

5 years	9.55%	10.30%	10.52%	11.16%	10.88%

Since Portfolio Inception	11.90%	12.54%	12.54%	13.00%	12.79%

Maximum Sales Charge	5.75%	5.00%	2.00%

	Front End	CDSC	CDSC	n/a	n/a

*Adjusted for maximum applicable sales charge, unless noted.

LONG TERM GROWTH

Comparison of a $10,000 investment in Evergreen Special Equity Fund, Class A shares2, versus a similar investment in the Russell 2000 Index (Russell 2000), Russell 2000 Growth Index (Russell 2000 Growth ) and the Consumer Price Index (CPI).

The Russell 2000 and the Russell 2000 Growth are unmanaged market indexes and do not include transaction costs associated with buying and selling securities or any management fees. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 9/30/2001.

The Equity Style Box placement is based on a fund’s price-to-earnings and price-to-book ratio relative to the S&P 500, as well as the size of the companies in which it invests, or median market capitalization.

1 Source: 2001 Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in loads, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions.

Historical performance shown for Class I shares prior to its inception is based on the performance of the Class Y shares of the fund’s predecessor fund, CoreFund Special Equity Fund. Historical performance shown for Class IS prior to its inception is based on the performance of the Class A shares of the fund’s predecessor fund, CoreFund Special Equity Fund, and reflects the same 0.25% 12b-1 fee applicable to Class IS. Historical performance shown for Classes A, B and C prior to their inception is based on 1) Class IS from 7/27/1998 to their inception, 2) the performance of the Class A shares of the fund’s predecessor fund, CoreFund Special Equity Fund from 2/21/1995 through 7/26/1998 and 3) the original class of shares of the fund’s predecessor fund from 3/15/1994 to 2/20/1995. The performance has not been adjusted to reflect the differences in the 12b-1 fees applicable to each class. These fees are 0.25% for Classes A and IS, 1.00% for Classes B and C. Class I pays no 12b-1 fee. If these fees had been reflected returns for Classes B and C would have been lower. The advisor is waiving a portion of its advisory fee. Had the fee not been waived, returns would have been lower.

Class I shares are only available to investment advisory clients of an investment advisor of an Evergreen Fund (or the investment advisor’s affiliates); through special arrangements entered into on behalf of the Evergreen Funds with certain financial service firms; certain institutional investors; and persons who owned Class Y shares in a registered name in an Evergreen Fund on or before December 31, 1994.

Class I and IS shares are only available to institutional shareholders with a minimum $1 million investment.

The fund’s investment objective is non-fundamental and may be changed without a vote of the fund’s shareholders.

Foreign investments may contain more risk due to the inherent risks associated with changing political climates, foreign market instability and foreign currency fluctuations.

Smaller capitalization stock investing may offer the potential for greater long-term results, however it is also generally associated with greater price volatility due to the higher risk of failure.

All data is as of September 30, 2001 and is subject to change.

EVERGREEN
Special Equity Fund
Portfolio Manager Interview

How did the fund perform?

For the three-month period ended September 30, 2001, Evergreen Special Equity Fund’s Class A shares returned -12.62%, outperforming the -28.08% return of the Russell 2000 Growth Index and the -20.79% return of the Russell 2000 Index. The fund also outperformed the -24.79% average return of small-cap growth funds, as measured by Lipper, Inc. Lipper, Inc., is an independent monitor of mutual fund performance. It is important to note that during the period, the fund’s benchmark was changed from the Russell 2000 Index to the Russell 2000 Growth Index. We believe this change more fully reflects the fund’s emphasis on small-cap stocks that show potential for growth in earnings and price.

Portfolio Characteristics
(as of 9/30/2001)
Total Net Assets	$347,253,495

Number of Holdings	155

Beta	1.17

P/E Ratio	27.0x

What was the investment environment like for the period?

The environment for stock investors was difficult during the third quarter of 2001, reflecting uncertainty that the economic downturn would turn into a recession. An increasing number of companies reported shortfalls in quarterly earnings and offered little insight as to when such earnings might reverse course. As corporate profits declined, investors sold their shares and stock valuations declined precipitously. Against this backdrop, the Federal Reserve continued to aggressively cut short-term interest rates, but this easing in monetary policy appeared to have no effect on the economy or the stock market. In this environment, small-cap growth stocks took a drubbing, as market participants seemed to prefer the liquidity of larger-cap issues. The Russell 2000 Growth Index’s more than 28% decline was the largest negative quarterly return since the fourth quarter of 1987. While technology stocks led the downward trend, no sector was spared during this very difficult quarter.

Top 5 Sectors
(as a percentage of 9/30/2001 net assets)
Healthcare	22.4%

Financials	19.0%

Consumer Discretionary	13.3%

Industrials	11.2%

Information Technology	9.6%

What were your strategies for managing the fund?

During the period, the fund was composed of a blend of growth and value stocks. The fund’s good return, relative to the Russell 2000 Growth Index, can be attributed to favorable security selection in three economic sectors - financial, healthcare and technology - and from an overweighted position in the financial sector and an underweighted position in the technology sector. These sector positionings were made early in the quarter

EVERGREEN
Special Equity Fund
Portfolio Manager Interview

relative to the Russell 2000 Index, rather than the Russell 2000 Growth Index, the fund’s new benchmark. As the stock market declined, the fund benefited from this relative mismatch against the new benchmark, because financial stocks held up better than technology stocks. The fund’s broad-based commitment to financial stocks included thrift institutions, banks, financial services companies and equity REITS (real estate investment trusts). The fund’s performance was held back marginally by its slight underweighting and adverse security selection in the capital goods and telecommunications sectors.

Top Ten Holdings
(as a percentage of 9/30/2001 net assets)
AmerisourceBergen Corp.	1.9%

iShares Russell 2000 Growth Index Fund	1.8%

Genesee & Wyoming, Inc.	1.7%

Investors Financial Services Corp.	1.6%

Davita, Inc.	1.6%

Sicor, Inc.	1.6%

Eaton Vance Corp.	1.5%

Cascade Natural Gas Corp.	1.4%

Laboratory Corporation American Holdings Co.	1.4%

Cabot Corp.	1.4%

What is your outlook?

Negative quarterly returns of the magnitude we saw in the third quarter are usually followed by sharp rebounds in subsequent quarters, as investors identify longer-term opportunities and become more willing to take on risk. As we look ahead, we would expect the most beaten down sectors, such as technology, to rebound in the months ahead, as negative expectations for the economy and corporate earnings growth are factored into stock prices. While the prospects for corporate earnings growth appear slim in the near term, the sizeable stimulus provided by the Federal Reserve’s monetary policy of reducing interest rates and the possibility that Congress will pass an economic stimulus package are likely to set the stage for an economic recovery. Therefore, we are preparing the portfolio for a better market environment in the months ahead. Our intention is to make the fund less defensive. One way to accomplish this is to move out of the blended growth/value style and focus largely on the growth style. We also plan to reduce the fund’s commitment to financial stocks and add to its technology investments. Technology stocks have been the worst performers for more than a year. As a result, we believe valuations have reached very attractive levels, and we plan to take advantage of these low valuations, particularly in certain software, information services and semiconductor stocks. While valuation disparities between small-cap and large-cap stocks have narrowed over the past two years, we believe that investors will once again exhibit a preference for smaller stocks as the economy and markets stabilize.

EVERGREEN
Core Equity Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended September 30, 2001 #(a)	Year Ended June 30,
		2001	2000	1999	1998 (b)

CLASS I

Net asset value, beginning of period	$72.83	$89.37	$92.30	$92.59	$82.97

Income from investment operations

Net investment income	0.10	0.37	0.41	0.72	0.51

Net realized and unrealized gains or losses on securities and futures transactions	(12.70)	(13.41)	6.16	7.51	9.62

Total from investment operations	(12.60)	(13.04)	6.57	8.23	10.13

Distributions to shareholders from

Net investment income	(0.08)	(0.35)	(0.40)	(0.69)	(0.51)

Net realized gains	0	(3.15)	(9.10)	(7.83)	0

Total distributions to shareholders	(0.08)	(3.50)	(9.50)	(8.52)	(0.51)

Net asset value, end of period	$60.15	$72.83	$89.37	$92.30	$92.59

Total return	(17.31%)	(14.95%)	7.71%	9.82%	12.23%

Ratios and supplemental data

Net assets, end of period (thousands)	$1,527,611	$1,878,367	$2,485,896	$1,913,483	$1,952,436

Ratios to average net assets
Expenses‡	0.74%†	0.70%	0.70%	0.67%	0.70%†

Net investment income	0.61%†	0.46%	0.47%	0.83%	0.95%†

Portfolio turnover rate	11%	45%	42%	55%	22%

	Year Ended September 30, 2001 #(a)	Year Ended June 30,
		2001	2000	1999	1998 (c)

CLASS IS

Net asset value, beginning of period	$67.59	$83.19	$86.54	$87.33	$80.21

Income from investment operations

Net investment income	0.06	0.16	0.19	0.48	0.27

Net realized and unrealized gains or losses on securities and futures transactions	(11.80)	(12.47)	5.75	7.02	7.16

Total from investment operations	(11.74)	(12.31)	5.94	7.50	7.43

Distributions to shareholders from

Net investment income	(0.04)	(0.14)	(0.19)	(0.46)	(0.31)

Net realized gains	0	(3.15)	(9.10)	(7.83)	0

Total distributions to shareholders	(0.04)	(3.29)	(9.29)	(8.29)	(0.31)

Net asset value, end of period	$55.81	$67.59	$83.19	$86.54	$87.33

Total return	(17.38%)	(15.17%)	7.45%	9.53%	9.27%

Ratios and supplemental data

Net assets, end of period (thousands)	$51,500	$56,758	$52,699	$30,240	$18,244

Ratios to average net assets
Expenses‡	0.99%†	0.96%	0.95%	0.92%	0.95%†

Net investment income	0.36%†	0.21%	0.21%	0.56%	0.60%†

Portfolio turnover rate	11%	45%	42%	55%	22%

#Net investment income per share is based on average shares outstanding during the period.

(a)For the three months ended September 30, 2001. The Fund changed its fiscal year end from June 30 to September 30, effective September 30, 2001.

(b)For the period from November 24, 1997 (commencement of class operations) to June 30, 1998.

(c)For the period from February 4, 1998 (commencement of class operations) to June 30, 1998.

†Annualized.

‡The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

See Combined Notes to Financial Statements.

EVERGREEN
Secular Growth Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended September 30, 2001 (a)	Year Ended June 30,
		2001	2000	1999 (b)

CLASS I

Net asset value, beginning of period	$55.93	$146.44	$99.99	$100.00

Income from investment operations
Net investment income (loss)	0.06	0.16	(0.35)	0.15

Net realized and unrealized gains or losses on securities and futures transactions	(10.31)	(65.37)	50.07	(0.01)

Total from investment operations	(10.25)	(65.21)	49.72	0.14

Distributions to shareholders from

Net investment income	(0.05)	(0.16)	0	(0.15)

Net realized gains	0	(25.14)	(3.27)	0

Total distributions to shareholders	(0.05)	(25.30)	(3.27)	(0.15)

Net asset value, end of period	$45.63	55.93	$146.44	$99.99

Total return	(18.33%)	(52.00%)	50.60%	0.14%

Ratios and supplemental data
Net assets, end of period (thousands)	$325,916	$416,653	$917,548	$40,128

Ratios to average net assets

Expenses‡	0.73%†	0.70%	0.71%	0.71%†
Net investment income (loss)	0.43%†	0.17%	(0.24%)	0.18%†

Portfolio turnover rate	5%	86%	137%	65%

	Year Ended September 30, 2001 (a)	Year Ended June 30,
		2001	2000	1999 (b)

CLASS IS

Net asset value, beginning of period	$55.56	145.98	$99.95	$100.00

Income from investment operations

Net investment income (loss)	0.06	0.12	(0.45)	0.21

Net realized and unrealized gains or losses on securities and futures transactions	(10.27)	(65.27)	49.75	(0.15)

Total from investment operations	(10.21)	(65.15)	49.30	0.06

Distributions to shareholders from

Net investment income	(0.04)	(0.13)	0	(0.11)

Net realized gains	0	(25.14)	(3.27)	0

Total distributions to shareholders	(0.04)	(25.27)	(3.27)	(0.11)

Net asset value, end of period	$45.31	$55.56	$145.98	$99.95

Total return	(18.38%)	(52.13%)	50.19%	0.06%

Ratios and supplemental data

Net assets, end of period (thousands)	$1,694	$1,537	$1,212	$1

Ratios to average net assets
Expenses‡	0.98%†	0.96%	0.97%	0.96%†

Net investment income (loss)	0.18%†	0.03%	(0.53%)	0.63%†

Portfolio turnover rate	5%	86%	137%	65%

(a)For the three months ended September 30, 2001. The Fund changed its fiscal year end from June 30 to September 30, effective September 30, 2001.

(b)For the period from February 26, 1999 (commencement of class operations) to June 30, 1999.

†Annualized

‡The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

See Combined Notes to Financial Statements.

EVERGREEN
Select Small Cap Growth Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended September 30, 2001 (a)	Year Ended June 30,				Year Ended February 28,
		2001	2000	1999	1998 (b)	1998 #	1997 (c) #

CLASS I

Net asset value, beginning of period	$12.94	$22.76	$13.65	$13.12	$13.23	$11.28	$11.65

Income from investment operations

Net investment loss	(0.02)	(0.04)	(0.07)	(0.08)	(0.03)	(0.06)	(0.04)

Net realized and unrealized gains or losses on securities and futures transactions	(3.24)	(6.22)	9.18	0.63	(0.08)	2.48	(0.16)

Total from investment operations	(3.26)	(6.26)	9.11	0.55	(0.11)	2.42	(0.20)

Distributions to shareholders from net realized gains	0	(3.56)	0	(0.02)	0	(0.47)	(0.17)

Net asset value, end of period	$9.68	$12.94	$22.76	$13.65	$13.12	$13.23	$11.28

Total return	(25.19%)	(29.67%)	66.74%	4.22%	(0.83%)	21.67%	(1.75%)

Ratios and supplemental data

Net assets, end of period (thousands)	$114,796	$143,801	$159,444	$70,114	$69,283	$47,524	$2,888

Ratios to average net assets
Expenses‡	0.87%†	0.86%	0.93%	1.02%	1.01%†	0.92%	1.00%†

Net investment loss	(0.69%)†	(0.31%)	(0.42%)	(0.68%)	(0.62%)†	(0.48%)	(0.57%)†

Portfolio turnover rate	47%	285%	312%	165%	54%	166%	123%

(a)For the three months ended September 30, 2001. The Fund changed its fiscal year end from June 30 to September 30, effective September 30, 2001.

(b)For the four months ended to June 30, 1998. The Fund changed its fiscal year end from February 28 to June 30, effective June 30, 1998.

(c)For the eight months ended February 28, 1997. The Fund changed its fiscal year end from June 30 to February 28, effective February 28, 1997.

#Net investment loss per share is based on average shares outstanding during the period.

†Annualized.

‡Ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

See Combined Notes to Financial Statements.

EVERGREEN
Select Strategic Growth Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended September 30, 2001 (a)	Year Ended June 30, 2001 (b)

CLASS A

Net asset value, beginning of period	$28.32	$29.11

Income from investment operations

Net investment income	0.02	0.01

Net realized and unrealized losses on securities	(5.44)	(0.79)

Total from investment operations	(5.42)	(0.78)

Distributions to shareholders from net investment income	(0.02)	(0.01)

Net asset value, end of period	$22.88	$28.32

Total return *	(19.15%)	(2.69%)

Ratios and supplemental data

Net assets, end of period (thousands)	$21	$14

Ratios to average net assets
Expenses‡	1.01%†	1.14%†

Net investment income	0.12%†	0.14%†

Portfolio turnover rate	38%	207%

	Year Ended September 30, 2001 (a)	Year Ended June 30, 2001 (b)

CLASS B

Net asset value, beginning of period	$28.30	$29.11

Income from investment operations

Net investment loss	(0.02)	(0.01)

Net realized and unrealized losses on securities	(5.45)	(0.80)

Total from investment operations	(5.47)	(0.81)

Net asset value, end of period	$22.83	$28.30

Total return *	(19.32%)	(2.78%)

Ratios and supplemental data

Net assets, end of period (thousands)	$56	$31

Ratios to average net assets
Expenses‡	1.72%†	1.80%†

Net investment income	(0.49%)†	(0.31%)†

Portfolio turnover rate	38%	207%

(a)For the three months ended September 30, 2001. The Fund changed its fiscal year end from June 30 to September 30, effective September 30, 2001.

(b)For the period from May 11, 2001 (commencement of class operations) to June 30, 2001.

#Net investment income is based on average shares outstanding during the period.

*Excluding applicable sales charge.

†Annualized.

‡The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

See Combined Notes to Financial Statements.

EVERGREEN
Select Strategic Growth Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended September 30, 2001 (a)	Year Ended June 30, 2001 (b)

CLASS C

Net asset value, beginning of period	$28.31	$29.11

Income from investment operations

Net investment loss	(0.01)	(0.02)

Net realized and unrealized losses on securities	(5.46)	(0.78)

Total from investment operations	(5.47)	(0.80)

Net asset value, end of period	$22.84	$28.31

Total return *	(19.32%)	(2.75%)

Ratios and supplemental data

Net assets, end of period (thousands)	$45	$31

Ratios to average net assets
Expenses‡	1.73%†	1.93%†

Net investment loss	(0.53%)†	(0.84%)†

Portfolio turnover rate	38%	207%

	Year Ended September 30, 2001 (a)	Year Ended June 30,
		2001	2000	1999 #	1998 (c)

CLASS I

Net asset value, beginning of period	$28.32	$52.48	$41.94	$38.41	$32.45

Income from investment operations

Net investment income	0.03	0.15	0.04	0.08	0.04

Net realized and unrealized gains or losses on securities	(5.43)	(12.92)	18.58	6.80	5.96

Total from investment operations	(5.40)	(12.77)	18.62	6.88	6.00

Distributions to shareholders from

Net investment income	(0.03)	(0.15)	(0.03)	(0.09)	(0.04)

Net realized gains	0	(11.24)	(8.05)	(3.26)	0

Total distributions to shareholders	(0.03)	(11.39)	(8.08)	(3.35)	(0.04)

Net asset value, end of period	$22.89	$28.32	$52.48	$41.94	$38.41

Total return	(19.08%)	(30.19%)	52.26%	19.22%	18.53%

Ratios and supplemental data

Net assets, end of period (thousands)	$625,442	$713,743	$817,618	$481,119	$321,532

Ratios to average net assets
Expenses‡	0.73%†	0.73%	0.72%	0.72%	0.72%†

Net investment income	0.41%†	0.38%	0.80%	0.24%	0.19%†

Portfolio turnover rate	38%	207%	152%	155%	80%

(a)For the three months ended September 30, 2001. The Fund changed its fiscal year end from June 30 to September 30, effective September 30, 2001.

(b)For the period from May 11, 2001 (commencement of class operations) to June 30, 2001.

(c)For the period from November 24, 1997 (commencement of class operations) to June 30, 1998.

*Excluding applicable sales charges.

#Net investment income is based on average shares outstanding during the period.

†Annualized.

‡The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

See Combined Notes to Financial Statements.

EVERGREEN
Select Strategic Growth Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended September 30, 2001 (a)	Year Ended June 30,
		2001	2000	1999 #	1998 (b)

CLASS IS

Net asset value, beginning of period	$28.10	$52.21	$41.83	$38.36	$36.10

Income from investment operations

Net investment income (loss)	0.01	0.09	(0.05)	0.04	(0.08)

Net realized and unrealized gains or losses on securities	(5.38)	(12.89)	18.48	6.73	2.34

Total from investment operations	(5.37)	(12.80)	18.43	6.77	2.26

Distributions to shareholders from

Net investment income	(0.02)	(0.07)	0	(0.04)	0

Net realized gains	0	(11.24)	(8.05)	(3.26)	0

Total distributions to shareholders	(0.02)	(11.31)	(8.05)	(3.30)	0

Net asset value, end of period	$22.71	$28.10	$52.21	$41.83	$38.36

Total return	(19.13%)	(30.39%)	51.87%	18.88%	6.29%

Ratios and supplemental data

Net assets, end of period (thousands)	$15,082	$19,508	$23,719	$12,650	$2,373

Ratios to average net assets
Expenses‡	0.98%†	0.98%	0.97%	0.97%	0.97%†

Net investment income (loss)	0.15%†	0.14%	(0.17%)	(0.03%)	(0.27%)†

Portfolio turnover rate	38%	207%	152%	155%	80%

(a)For the three months ended September 30, 2001. The Fund changed its fiscal year end from June 30 to September 30, effective September 30, 2001.

(b)For the period from February 27, 1998 (commencement of class operations) to June 30, 1998.

#Net investment income is based on average shares outstanding during the period.

†Annualized.

‡Ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

See Combined Notes to Financial Statements.

EVERGREEN
Special Equity Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended September 30, 2001	Year Ended June 30,
		(a)2001	2000 (b)

CLASS A

Net asset value, beginning of period	$11.25	$15.67	$13.97

Income from investment operations

Net investment loss	(0.01)	(0.05)	(0.04)

Net realized and unrealized gains or losses on securities and futures transactions	(1.41)	(2.79)	3.93

Total from investment operations	(1.42)	(2.84)	3.89

Distributions to shareholders from net realized gains	0	(1.58)	(2.19)

Net asset value, end of period	$9.83	$11.25	$15.67

Total return*	(12.62%)	(20.00%)	31.20%

Ratios and supplemental data

Net assets, end of period (thousands)	$30,425	$34,927	$35,390

Ratios to average net assets
Expenses‡	1.24%†	1.24%	1.31%†

Net investment loss	(0.37%)†	(0.47%)	(0.61%)†

Portfolio turnover rate	25%	178%	172%

	Year Ended September 30, 2001	Year Ended June 30,
		(a)2001	2000 (b)

CLASS B

Net asset value, beginning of period	$11.09	$15.59	$13.97

Income from investment operations

Net investment loss	(0.03)	(0.12)	(0.08)

Net realized and unrealized gains or losses on securities and futures transactions	(1.39)	(2.80)	3.89

Total from investment operations	(1.42)	(2.92)	3.81

Distributions to shareholders from net realized gains	0	(1.58)	(2.19)

Net asset value, end of period	$9.67	$11.09	$15.59

Total return*	(12.80%)	(20.67%)	30.54%

Ratios and supplemental data

Net assets, end of period (thousands)	$40,477	$46,795	$40,898

Ratios to average net assets
Expenses‡	1.99%†	1.99%	2.06%†

Net investment loss	(1.12%)†	(1.21%)	(1.36%)†

Portfolio turnover rate	25%	178%	172%

(a)For the three months ended September 30, 2001. The Fund changed its fiscal year end from June 30 to September 30, effective September 30, 2001.

(b)For the period from August 30, 1999 (commencement of class operations) to June 30, 2000.

*Excluding applicable sales charge.

†Annualized.

‡The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

See Combined Notes to Financial Statements.

EVERGREEN
Special Equity Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended September 30, 2001 (a)	Year Ended June 30,
		2001	2000 (b)

CLASS C

Net asset value, beginning of period	$11.09	$15.59	$13.97

Income from investment operations

Net investment loss	(0.03)	(0.14)	(0.09)

Net realized and unrealized gains or losses on securities and futures transactions	(1.39)	(2.78)	3.90

Total from investment operations	(1.42)	(2.92)	3.81

Distributions to shareholders from net realized gains	0	(1.58)	(2.19)

Net asset value, end of period	$9.67	$11.09	$15.59

Total return*	(12.80%)	(20.67%)	30.53%

Ratios and supplemental data

Net assets, end of period (thousands)	$20,208	$23,510	$25,769

Ratios to average net assets
Expenses‡	1.98%†	1.99%	2.06%†

Net investment loss	(1.12%)†	(1.23%)	(1.36%)†

Portfolio turnover rate	25%	178%	172%

	Year Ended September 30, 2001 (a)	Year Ended June 30,
		2001	2000	1999 (c)	1998	1997

CLASS I

Net asset value, beginning of period	$11.46	$15.92	$14.20	$11.25	$11.27	$11.86

Income from investment operations

Net investment income (loss)	(0.01)	(0.03)	(0.05)	(0.02)	(0.05)	0.02

Net realized and unrealized gains or losses on securities and futures transactions	(1.43)	(2.85)	3.96	4.15	1.52	1.81

Total from investment operations	(1.44)	(2.88)	3.91	4.13	1.47	1.83

Distributions to shareholders from

Net investment income	0	0	0	0	0	(0.03)

Net realized gains	0	(1.58)	(2.19)	(1.18)	(1.49)	(2.39)

Total distributions to shareholders	0	(1.58)	(2.19)	(1.18)	(1.49)	(2.42)

Net asset value, end of period	$10.02	$11.46	$15.92	$14.20	$11.25	$11.27

Total return	(12.57%)	(19.92%)	30.89%	42.02%	14.23%	17.94%

Ratios and supplemental data

Net assets, end of period (thousands)	$251,463	$264,723	$192,146	$116,966	$73,981	$71,980

Ratios to average net assets
Expenses‡	0.99%†	0.99%	1.05%	1.06%	1.10%	0.84%

Net investment income (loss)	(0.13%)†	(0.22%)	(0.35%)	(0.36%)	(0.48%)	0.19%

Portfolio turnover rate	25%	178%	172%	99%	62%	74%

(a)For the three months ended September 30, 2001. The Fund changed its fiscal year end from June 30 to September 30, effective September 30, 2001.

(b)For the period from August 30, 1999 (commencement of class operations) to June 30, 2000.

(c)On July 24, 1998, the assets and certain liabilities of CoreFund Special Equity Fund (“Core Fund”) were acquired by Evergreen Special Equity Fund (“Special Equity”). Shareholders of CoreFund Class Y became owners of that number of shares of Special Equity Fund, Class I, having an aggregrate net asset value equal to the aggregate net asset value of their shares of CoreFund immediately prior to the close of business on July 24, 1998. CoreFund is the accounting survivor. Its basis of accounting for assets and liabilities and its operating results for the periods prior to July 24, 1998 have been carried forward.

*Excluding applicable sales charge.

†Annualized.

‡Ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

See Combined Notes to Financial Statements.

EVERGREEN
Special Equity Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended September 30, 2001 (a)	Year Ended June 30,
		2001	2000	1999 (b)	1998	1997

CLASS IS

Net asset value, beginning of period	$11.27	$15.70	$14.05	$11.18	$11.25	$11.85

Income from investment operations

Net investment loss	0	(0.05)	(0.10)	(0.06)	(0.10)	0

Net realized and unrealized gains or losses on securities and futurestransactions	(1.43)	(2.80)	3.94	4.11	1.52	1.81

Total from investment operations	(1.43)	(2.85)	3.84	4.05	1.42	1.81

Distributions to shareholders from

Net investment income	0	0	0	0	0	(0.02)

Net realized gains	0	(1.58)	(2.19)	(1.18)	(1.49)	(2.39)

Total distributions to shareholders	0	(1.58)	(2.19)	(1.18)	(1.49)	(2.41)

Net asset value, end of period	$9.84	$11.27	$15.70	$14.05	$11.18	$11.25

Total return	(12.69%)	(20.02%)	30.70%	41.55%	13.78%	17.73%

Ratios and supplemental data

Net assets, end of period (thousands)	$4,680	$5,349	$7,835	$4,043	$2,981	$2,347

Ratios to average net assets
Expenses‡	1.23%†	1.24%	1.30%	1.31%	1.35%	1.14%†

Net investment loss	(0.37%)†	(0.48%)	(0.61%)	(0.61%)	(0.73%)	(0.12%)†

Portfolio turnover rate	25%	178%	172%	99%	62%	74%

(a)For the three months ended September 30, 2001. The Fund changed its fiscal year end from June 30 to September 30, effective September 30, 2001.

(b)On July 24, 1998, the assets and certain liabilities of CoreFund Special Equity Fund were acquired by Evergreen Special Equity Fund (“Special Equity”). Shareholders of CoreFund Class A and Class B became owners of that number of shares of Special Equity Fund, Class IS, having an aggregate net asset value equal to the aggregate net asset value of their shares of CoreFund immediately prior to the close of business on July 24, 1998. CoreFund is the accounting survivor. Its basis of accounting for assets and liabilities and its operating results for the periods prior to July 24, 1998 have been carried forward.

†Annualized.

‡Ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

See Combined Notes to Financial Statements.

EVERGREEN
Core Equity Fund
Schedule of Investments
September 30, 2001

	Shares	Value
COMMON STOCKS - 98.4%
CONSUMER DISCRETIONARY - 13.7%
Auto Components - 0.5%
Johnson Controls, Inc.	125,000	$8,155,000
Automobiles - 1.1%
Ford Motor Co.	600,000	10,410,000
Harley-Davidson, Inc.	175,000	7,087,500
17,497,500
Hotels, Restaurants & Leisure - 1.9%
Darden Restaurants, Inc.	300,000	7,875,000
McDonald’s Corp.	600,000	16,284,000
Starwood Hotels & Resorts	250,000	5,500,000
29,659,000
Media - 4.0%
AOL Time Warner, Inc. *	1,100,000	36,410,000
Dow Jones & Co., Inc.	50,000	2,271,500
McGraw-Hill Companies, Inc.	80,000	4,656,000
Valassis Communications, Inc. *r	175,000	5,584,250
Walt Disney Co.	800,000	14,896,000
63,817,750
Multi-line Retail - 2.4%
Family Dollar Stores, Inc.	400,000	11,008,000
Target Corp.	200,000	6,350,000
Wal-Mart Stores, Inc.	400,000	19,800,000
37,158,000
Specialty Retail - 3.4%
Best Buy Co., Inc. *	75,000	3,408,750
Home Depot, Inc.	900,000	34,533,000
Intimate Brands, Inc., Class A r	650,000	5,850,000
Lowe’s Companies, Inc.	300,000	9,495,000
53,286,750
Textiles & Apparel - 0.4%
Jones Apparel Group, Inc. *	250,000	6,372,500
CONSUMER STAPLES - 7.5%
Beverages - 2.7%
Coca-Cola Co.	675,000	31,623,750
PepsiCo., Inc.	225,000	10,912,500
42,536,250
Food & Drug Retailing - 1.2%
Kroger Co. *	275,000	6,776,000
Safeway, Inc. *	150,000	5,958,000
SYSCO Corp.	250,000	6,385,000
19,119,000

EVERGREEN
Core Equity Fund
Schedule of Investments (continued)
September 30, 2001

	Shares	Value
COMMON STOCKS - continued
CONSUMER STAPLES - continued
Food Products - 1.3%
Hershey Foods Corp.	100,000	$6,537,000
McCormick & Co., Inc.	150,000	6,870,000
Sara Lee Corp.	300,000	6,390,000
19,797,000
Household Products - 0.8%
Procter & Gamble Co.	180,000	13,102,200
Personal Products - 1.5%
Clorox Co.	250,000	9,250,000
Colgate-Palmolive Co.	50,000	2,912,500
Kimberly-Clark Corp.	190,000	11,780,000
23,942,500
ENERGY - 8.1%
Energy Equipment & Services - 0.5%
Transocean Sedco Forex, Inc.	300,000	7,920,000
Oil & Gas - 7.6%
Anadarko Petroleum Corp.	200,000	9,616,000
Chevron Corp.	145,000	12,288,750
Conoco, Inc., Class A	350,000	8,900,500
Devon Energy Corp.	175,000	6,020,000
Eni SPA r	150,000	9,165,000
EOG Resources, Inc.	275,000	7,955,750
Exxon Mobil Corp.	1,300,000	51,220,000
Ocean Energy, Inc.	450,000	7,335,000
Texaco, Inc.	125,000	8,125,000
120,626,000
FINANCIALS - 20.5%
Banks - 3.8%
Bank of America Corp.	150,000	8,760,000
BB&T Corp.	250,000	9,112,500
Comerica, Inc.	150,000	8,310,000
FleetBoston Financial Corp.	550,000	20,212,500
Wells Fargo & Co.	300,000	13,335,000
59,730,000
Diversified Financials - 9.0%
Bear Stearns Companies, Inc.	175,000	8,751,750
Citigroup, Inc.	875,000	35,437,500
Franklin Resources, Inc.	100,000	3,467,000
Freddie Mac	85,000	5,525,000
Goldman Sachs Group, Inc. r	125,000	8,918,750
J.P. Morgan Chase & Co.	825,000	28,173,750

EVERGREEN
Core Equity Fund
Schedule of Investments (continued)
September 30, 2001

	Shares	Value
COMMON STOCKS - continued
FINANCIALS - continued
Diversified Financials - continued
Merrill Lynch & Co., Inc.	500,000	$20,300,000
Morgan Stanley Dean Witter & Co.	675,000	31,286,250
141,860,000
Insurance - 7.3%
AFLAC, Inc.	350,000	9,450,000
Allmerica Financial Corp.	75,000	3,363,750
Allstate Corp.	200,000	7,470,000
American International Group, Inc.	450,000	35,100,000
Hartford Financial Services Group, Inc.	250,000	14,685,000
Loew’s Corp.	175,000	8,099,000
MGIC Investment Corp.	125,000	8,167,500
RenaissanceRe Holdings, Ltd.	125,000	11,113,750
UnumProvident Corp.	300,000	7,575,000
XL Capital, Ltd., Class A	125,000	9,875,000
114,899,000
Real Estate - 0.4%
FelCor Lodging Trust, Inc., REIT r	200,000	2,690,000
Simon Property Group, Inc., REIT	150,000	4,036,500
6,726,500
HEALTH CARE - 14.2%
Biotechnology - 1.3%
Amgen, Inc. *	300,000	17,631,000
Genzyme Corp. *	50,000	2,271,000
19,902,000
Health Care Equipment & Supplies - 1.3%
Boston Scientific Corp. *	125,000	2,562,500
Medtronic, Inc.	400,000	17,400,000
19,962,500
Health Care Providers & Services - 1.6%
HealthSouth Corp. *	450,000	7,317,000
Lincare Holdings, Inc. *	200,000	5,314,000
Priority Healthcare Corp., Class B *	225,000	5,400,000
Tenet Healthcare Corp. *	125,000	7,456,250
25,487,250
Pharmaceuticals - 10.0%
Abbott Laboratories	375,000	19,443,750
Bristol-Myers Squibb Co.	475,000	26,391,000
Glaxo Wellcome Plc, ADR	50,000	2,806,000
Johnson & Johnson Co.	350,000	19,390,000
Merck & Co., Inc.	550,000	36,630,000

EVERGREEN
Core Equity Fund
Schedule of Investments (continued)
September 30, 2001

	Shares	Value
COMMON STOCKS - continued
HEALTH CARE - continued
Pharmaceuticals - continued
Pfizer, Inc.	725,000	$29,072,500
Schering-Plough Corp.	325,000	12,057,500
Teva Pharmaceutical Industries, Ltd., ADR r	75,000	4,533,750
Watson Pharmaceuticals, Inc. *	150,000	8,206,500
158,531,000
INDUSTRIALS - 9.1%
Aerospace & Defense - 0.5%
Boeing Co.	250,000	8,375,000
Commercial Services & Supplies - 0.9%
Avery Dennison Corp.	175,000	8,279,250
Concord EFS, Inc. *	125,000	6,118,750
14,398,000
Industrial Conglomerates - 5.8%
General Electric Co.	2,225,000	82,770,000
Honeywell International, Inc.	300,000	7,920,000
90,690,000
Machinery - 0.9%
Deere & Co.	90,000	3,384,900
Illinois Tool Works, Inc.	150,000	8,116,500
Parker-Hannifin Corp.	75,000	2,572,500
14,073,900
Marine - 0.4%
Teekay Shipping Corp. r	200,000	6,236,000
Road & Rail - 0.6%
Burlington Northern Santa Fe Corp.	250,000	6,687,500
Canadian National Railway Co. r	75,000	2,853,750
9,541,250
INFORMATION TECHNOLOGY - 16.6%
Communications Equipment - 2.5%
Cisco Systems, Inc. *	2,200,000	26,796,000
Commscope, Inc. *r	300,000	5,361,000
Comverse Technology, Inc. *	225,000	4,608,000
Tellabs, Inc. *	300,000	2,964,000
39,729,000
Computers & Peripherals - 3.9%
Dell Computer Corp. *	1,000,000	18,530,000
EMC Corp. *	875,000	10,281,250
International Business Machines Corp.	250,000	23,075,000
Sun Microsystems, Inc. *	1,200,000	9,924,000
61,810,250

EVERGREEN
Core Equity Fund
Schedule of Investments (continued)
September 30, 2001

	Shares	Value
COMMON STOCKS - continued
INFORMATION TECHNOLOGY - continued
Electronic Equipment & Instruments - 0.5%
Rockwell International Corp.	175,000	$2,569,000
Veeco Instruments, Inc. *r	200,000	5,300,000
7,869,000
Semiconductor Equipment & Products - 4.2%
Altera Corp. *	225,000	3,685,500
Applied Materials, Inc. *	325,000	9,243,000
Applied Micro Circuits Corp. *	575,000	4,019,250
Integrated Circuit System, Inc. *r	350,000	4,473,000
Intel Corp.	2,000,000	40,880,000
Lam Research Corp. *r	225,000	3,813,750
66,114,500
Software - 5.5%
Microsoft Corp. *	1,200,000	61,404,000
Oracle Corp. *	1,250,000	15,725,000
Siebel Systems, Inc. *	400,000	5,204,000
Veritas Software Corp. *	275,000	5,071,000
87,404,000
MATERIALS - 2.0%
Chemicals - 0.5%
Ecolab, Inc.	150,000	5,449,500
Praxair, Inc.	75,000	3,150,000
8,599,500
Metals & Mining - 0.6%
Alcoa, Inc.	325,000	10,078,250
Paper & Forest Products - 0.9%
Bowater, Inc.	75,000	3,301,500
Rayonier, Inc.	150,000	6,070,500
Westvaco Corp.	155,000	3,983,500
13,355,500
TELECOMMUNICATION SERVICES - 5.3%
Diversified Telecommunication Services - 5.0%
AT&T Corp.	450,000	8,685,000
Centurytel, Inc.	100,000	3,350,000
Qwest Communications International, Inc.	125,262	2,091,875
SBC Communications, Inc.	325,000	15,314,000
Sprint Corp.	100,000	2,401,000
Telephone & Data Systems, Inc.	50,000	4,715,000
Verizon Communications, Inc.	550,000	29,760,500
WorldCom, Inc. *	850,000	12,784,000
79,101,375

EVERGREEN
Core Equity Fund
Schedule of Investments (continued)
September 30, 2001

	Shares	Value
COMMON STOCKS - continued
TELECOMMUNICATION SERVICES - continued
Wireless Telecommunications Services - 0.3%
Western Wireless Corp., Class A *r	125,000	$4,222,500
UTILITIES - 1.4%
Electric Utilities - 0.7%
AES Corp. *	300,000	3,846,000
CMS Energy Corp.	350,000	7,000,000
10,846,000
Gas Utilities - 0.7%
Enron Corp.	400,000	10,892,000
Total Common Stocks		1,553,423,725
SHORT-TERM INVESTMENTS - 3.7%
MUTUAL FUND SHARES - 3.7%
Evergreen Institutional Money Market Fund (a)	21,260,353	21,260,353
Navigator Prime Portfolio rr	37,149,812	37,149,812
Total Short-Term Investments		58,410,165
Total Investments - (cost $1,472,565,381) - 102.1%		1,611,833,890
Other Assets and Liabilities - (2.1%)		(32,723,486)
Net Assets - 100.0%		$1,579,110,404

See Combined Notes to Schedules of Investments.

EVERGREEN
Secular Growth Fund
Schedule of Investments
September 30, 2001

	Shares	Value
COMMON STOCKS - 95.2%
CONSUMER DISCRETIONARY - 22.6%
Hotels, Restaurants & Leisure - 4.3%
Brinker International, Inc. *r	309,900	$7,319,838
Starbucks Corp. *r	450,000	6,723,000
14,042,838
Media - 11.4%
AOL Time Warner, Inc. *	272,000	9,003,200
Clear Channel Communications, Inc. *	102,000	4,054,500
Comcast Cable Communications Corp., Class A *r	306,533	10,995,339
Cox Communications, Inc., Class A *r	210,000	8,767,500
Viacom, Inc., Class B *	128,400	4,429,800
37,250,339
Multi-line Retail - 3.6%
Kohl’s Corp. *	35,000	1,680,000
Target Corp.	204,700	6,499,225
Wal-Mart Stores, Inc.	75,000	3,712,500
11,891,725
Specialty Retail - 3.3%
Home Depot, Inc.	125,000	4,796,250
Lowe’s Companies, Inc.	186,749	5,910,606
10,706,856
CONSUMER STAPLES - 13.6%
Beverages - 5.4%
Anheuser-Busch Companies, Inc.	173,000	7,245,240
PepsiCo., Inc.	219,000	10,621,500
17,866,740
Food & Drug Retailing - 2.2%
Safeway, Inc. *	180,000	7,149,600
Food Products - 3.3%
Hershey Foods Corp.	163,874	10,712,443
Personal Products - 2.7%
Colgate-Palmolive Co.	150,854	8,787,246
ENERGY - 0.5%
Oil & Gas - 0.5%
Anadarko Petroleum Corp.	37,500	1,803,000
FINANCIALS - 14.1%
Banks - 4.7%
Bank of New York Co., Inc.	213,000	7,455,000
Northern Trust Corp.	150,000	7,872,000
15,327,000

EVERGREEN
Secular Growth Fund
Schedule of Investments (continued)
September 30, 2001

	Shares	Value
COMMON STOCKS - continued
FINANCIALS - continued
Diversified Financials - 7.1%
American Express Co.	80,000	$2,324,800
Brentwood Associates VI h	1,000,000	214,740
Citigroup, Inc.	100,000	4,050,000
Fannie Mae	125,000	10,007,500
Goldman Sachs Group, Inc. r	42,000	2,996,700
Morgan Stanley Dean Witter & Co.	83,233	3,857,849
23,451,589
Insurance - 2.3%
American International Group, Inc.	95,000	7,410,000
Real Estate - 0.0%
Franklin Capital Associates, LP h	500,000	28,875
HEALTH CARE - 21.0%
Biotechnology - 3.2%
Amgen, Inc. *	180,000	10,578,600
Health Care Equipment & Supplies - 3.1%
Medtronic, Inc.	235,000	10,222,500
Health Care Providers & Services - 1.4%
Cardinal Health, Inc.	62,000	4,584,900
Pharmaceuticals - 13.3%
Abbott Laboratories	175,000	9,073,750
Eli Lilly & Co.	63,000	5,084,100
Johnson & Johnson Co.	244,000	13,517,600
Merck & Co., Inc.	146,000	9,723,600
Millennium Pharmaceuticals, Inc. *	82,000	1,456,320
Pfizer, Inc.	111,917	4,487,872
43,343,242
INDUSTRIALS - 5.0%
Commercial Services & Supplies - 2.3%
First Data Corp.	130,000	7,573,800
Industrial Conglomerates - 2.7%
General Electric Co.	240,000	8,928,000
INFORMATION TECHNOLOGY - 12.3%
Communications Equipment - 3.5%
Brocade Communications Systems, Inc. *r	65,125	913,704
CIENA Corp. *	37,667	387,593
Cisco Systems, Inc. *	128,199	1,561,464
Corning, Inc. r	127,813	1,127,311
Juniper Networks, Inc. *r	37,283	361,645
Nokia Corp., ADR	202,500	3,169,125

EVERGREEN
Secular Growth Fund
Schedule of Investments (continued)
September 30, 2001

	Shares	Value
COMMON STOCKS - continued
INFORMATION TECHNOLOGY - continued
Communications Equipment - continued
Research In Motion, Ltd. *r	215,200	$3,460,416
RF Micro Devices, Inc. *r	37,000	614,200
11,595,458
Computers & Peripherals - 3.3%
Censtor Corp. *h	3,094	0
EMC Corp. *	9,400	110,450
International Business Machines Corp.	115,100	10,623,730
Sun Microsystems, Inc. *	15,922	131,675
10,865,855
Internet Software & Services - 2.2%
Check Point Software Technologies, Ltd. *r	160,000	3,523,200
VeriSign, Inc. *r	85,599	3,586,598
7,109,798
Software - 3.3%
Microsoft Corp. *	190,000	9,722,300
Veritas Software Corp. *	63,000	1,161,720
10,884,020
TELECOMMUNICATION SERVICES - 0.1%
Diversified Telecommunication Services - 0.1%
Metromedia Fiber Network, Inc., Class A *r	487,000	165,580
UTILITIES - 6.0%
Electric Utilities - 1.7%
Calpine Corp. *r	245,000	5,588,450
Gas Utilities - 4.3%
El Paso Corp. r	191,000	7,936,050
Enron Corp.	226,375	6,164,191
14,100,241
Total Common Stocks		311,968,695
PREFERRED STOCKS - 0.0%
INFORMATION TECHNOLOGY - 0.0%
Computers & Peripherals - 0.0%
Censtor Corp. h	1,185	0
Total Preferred Stocks		0

EVERGREEN
Secular Growth Fund
Schedule of Investments (continued)
September 30, 2001

	Shares	Value
SHORT-TERM INVESTMENTS - 14.8%
MUTUAL FUND SHARES - 14.8%
Evergreen Institutional Money Market Fund (a)	17,265,000	$17,265,000
Navigator Prime Portfolio rr	31,108,309	31,108,309
Total Short-Term Investments		48,373,309
Total Investments - (cost $446,098,234) - 110.0%		360,342,004
Other Assets and Liabilities - (10.0%)		(32,732,505)
Net Assets - 100.0%		$327,609,499

See Combined Notes to Schedules of Investments.

EVERGREEN
Select Small Cap Growth Fund
Schedule of Investments
September 30, 2001

	Shares	Value
COMMON STOCKS - 96.7%
CONSUMER DISCRETIONARY - 13.4%
Hotels, Restaurants & Leisure - 3.0%
Anchor Gaming *	17,800	$738,700
P.F. Changs China Bistro, Inc. *	38,200	1,372,144
Shuffle Master, Inc. *	107,800	1,359,358
3,470,202
Leisure Equipment & Products - 3.8%
4Kids Entertainment, Inc. r	57,000	1,134,300
Activision, Inc. *	45,300	1,233,066
JAKKS Pacific, Inc. *	149,900	2,023,650
4,391,016
Multi-line Retail - 1.0%
Chico’s FAS, Inc. *	47,350	1,115,092
Specialty Retail - 4.3%
Christopher & Banks Corp. r *	55,179	1,661,440
Hot Topic, Inc. *	67,100	1,684,210
Too, Inc. *	76,300	1,601,537
4,947,187
Textiles & Apparel - 1.3%
Columbia Sportswear Co. *	31,200	692,640
Skechers U.S.A., Inc. *	62,100	725,328
1,417,968
CONSUMER STAPLES - 1.9%
Food & Drug Retailing - 1.9%
Duane Reade, Inc. *	71,300	2,139,000
ENERGY - 6.5%
Energy Equipment & Services - 2.4%
Cal Dive International, Inc. *	96,000	1,599,360
Patterson UTI Energy, Inc. *	98,600	1,218,696
2,818,056
Oil & Gas - 4.1%
Chiles Offshore, Inc. *	48,000	969,600
Spinnaker Exploration Co. *	38,900	1,376,282
Vintage Petroleum, Inc.	64,600	1,023,910
XTO Energy, Inc.	92,550	1,291,073
4,660,865
FINANCIALS - 12.2%
Banks - 6.0%
Community First Bankshares, Inc.	78,400	1,883,168
CVB Financial Corp.	33,400	718,100
Dime Community Bancorp, Inc.	95,300	2,412,996

EVERGREEN
Select Small Cap Growth Fund
Schedule of Investments (continued)
September 30, 2001

	Shares	Value
COMMON STOCKS - continued
FINANCIALS - continued
Banks - continued
Hudson United Bancorp	66,800	$1,853,032
6,867,296
Insurance - 6.2%
Berkley, (W.R.) Corp.	36,100	1,732,800
Brown & Brown, Inc.	38,000	1,979,800
Landamerica Financial Group, Inc.	56,100	1,865,325
RenaissanceRe Holdings, Ltd.	17,500	1,555,925
7,133,850
HEALTH CARE - 27.4%
Biotechnology - 7.5%
Charles River Laboratories International, Inc. *	47,430	1,677,599
CuraGen Corp. *	30,400	586,720
ILEX Oncology, Inc. *	70,900	1,861,834
InterMune, Inc. *	24,000	918,000
Medarex, Inc. *	86,400	1,304,640
Neurocrine Biosciences, Inc. *	31,700	1,015,034
Scios, Inc. *	77,600	1,297,472
8,661,299
Health Care Equipment & Supplies - 6.8%
Albany Molecular Research, Inc. *	66,000	1,638,780
Biosite Diagnostics, Inc. *	46,700	1,130,607
Cyberonics, Inc. *	97,000	1,528,720
Respironics, Inc. *	99,100	3,523,996
7,822,103
Health Care Providers & Services - 6.7%
Apria Healthcare Group, Inc. *	61,500	1,592,850
Impath, Inc. *	45,300	1,563,303
Syncor International Corp. *	50,700	1,613,781
Triad Hospitals, Inc. *	81,100	2,870,940
7,640,874
Pharmaceuticals - 6.4%
Alpharma, Inc., Class A	78,900	2,272,320
Cubist Pharmaceuticals, Inc. *	30,800	1,009,316
NPS Pharmaceuticals, Inc. *	27,800	867,360
Perrigo Co. *	209,700	3,176,955
7,325,951
INDUSTRIALS - 11.6%
Commercial Services & Supplies - 10.1%
BARRA, Inc. *	53,400	2,243,868
Career Education Corp. *	44,900	2,469,500

EVERGREEN
Select Small Cap Growth Fund
Schedule of Investments (continued)
September 30, 2001

	Shares	Value
COMMON STOCKS - continued
INDUSTRIALS - continued
Commercial Services & Supplies - continued
ITT Educational Services, Inc. *	80,200	$2,566,400
Metro One Telecomm, Inc. r *	54,800	1,271,360
Startek, Inc. *	92,000	1,609,080
University of Phoenix Online *	48,400	1,498,464
11,658,672
Marine - 1.5%
Tidewater, Inc.	62,900	1,678,801
INFORMATION TECHNOLOGY - 16.8%
Communications Equipment - 1.3%
Sage, Inc. *	94,400	1,439,600
Computers & Peripherals - 2.5%
WebEx Communications, Inc. r *	84,600	1,796,904
Xicor, Inc. *	133,100	1,058,145
2,855,049
Electronic Equipment & Instruments - 1.2%
FLIR Systems, Inc. *	34,500	1,415,535
Semiconductor Equipment & Products - 8.8%
Alpha Industries, Inc.	68,000	1,317,160
ANADIGICS, Inc. *	117,000	1,427,400
FEI Co. *	55,700	1,211,475
Helix Technology Corp.	39,900	647,976
LTX Corp. *	86,000	1,170,460
MKS Instruments, Inc. *	46,200	820,050
Pixelworks, Inc. *	62,800	791,280
Semitool, Inc. *	165,700	1,584,092
Zoran Corp. *	48,000	1,162,560
10,132,453
Software - 3.0%
MRO Software, Inc. *	108,200	1,103,640
Take-Two Interactive Software, Inc. r *	96,700	683,669
THQ, Inc. *	38,900	1,678,535
3,465,844
MATERIALS - 2.3%
Chemicals - 2.0%
OM Group, Inc.	41,800	2,299,000
Metals & Mining - 0.3%
Titanium Metals Corp. r	104,000	332,800

EVERGREEN
Select Small Cap Growth Fund
Schedule of Investments (continued)
September 30, 2001

	Shares	Value
COMMON STOCKS - continued
TELECOMMUNICATION SERVICES - 4.6%
Diversified Telecommunication Services - 0.9%
Intrado, Inc. *	39,200	$1,005,872
Wireless Telecommunications Services - 3.7%
Alamosa Holdings, Inc. *	142,900	1,979,165
Illuminet Holdings, Inc. *	36,400	1,394,848
Leap Wireless International, Inc. r *	57,700	905,890
4,279,903
Total Common Stocks		110,974,288
SHORT-TERM INVESTMENTS - 8.9%
MUTUAL FUND SHARES - 8.9%
Evergreen Institutional Money Market Fund (a)	4,637,384	4,637,384
Navigator Prime Portfolio rr	5,570,323	5,570,323
Total Short-Term Investments		10,207,707
Total Investments - (cost $130,551,912) - 105.6%		121,181,995
Other Assets and Liabilities - (5.6%)		(6,385,558)
Net Assets - 100.0%		$114,796,437

See Combined Notes to Schedules of Investments.

EVERGREEN
Select Strategic Growth Fund
Schedule of Investments
September 30, 2001

	Shares	Value
COMMON STOCKS - 96.9%
CONSUMER DISCRETIONARY - 10.4%
Auto Components - 0.5%
Magna International, Inc., Class A	57,525	$3,034,444
Hotels, Restaurants & Leisure - 0.2%
Darden Restaurants, Inc.	45,655	1,198,444
Media - 2.7%
AOL Time Warner, Inc. *	534,562	17,694,002
Multi-line Retail - 3.5%
BJ’s Wholesale Club, Inc. *	168,100	8,003,241
Wal-Mart Stores, Inc.	293,925	14,549,287
22,552,528
Specialty Retail - 3.5%
Home Depot, Inc.	304,525	11,684,624
Lowe’s Companies, Inc.	107,675	3,407,914
Office Depot, Inc. *	294,850	4,009,960
Venator Group, Inc. *	207,395	3,162,774
22,265,272
CONSUMER STAPLES - 7.3%
Beverages - 1.0%
PepsiCo., Inc.	134,135	6,505,547
Food Products - 0.5%
General Mills, Inc.	69,125	3,145,188
Household Products - 0.5%
Procter & Gamble Co.	43,625	3,175,464
Personal Products - 0.5%
Colgate-Palmolive Co.	55,700	3,244,525
Tobacco - 4.8%
Philip Morris Companies, Inc.	633,025	30,568,777
ENERGY - 1.5%
Oil & Gas - 1.5%
Chevron Corp.	71,525	6,061,744
Exxon Mobil Corp.	86,725	3,416,965
9,478,709
FINANCIALS - 9.7%
Banks - 3.6%
Bank of America Corp.	170,725	9,970,340
First Tennessee National Corp.	54,010	1,998,370
SouthTrust Corp.	265,850	6,771,199
Zions Bancorp	76,600	4,110,356
22,850,265

EVERGREEN
Select Strategic Growth Fund
Schedule of Investments Continued
September 30, 2001

	Shares	Value
COMMON STOCKS - continued
FINANCIALS - continued
Diversified Financials - 1.2%
Citigroup, Inc.	76,850	$3,112,425
Freddie Mac	74,425	4,837,625
7,950,050
Insurance - 4.9%
American International Group, Inc.	402,112	31,364,736
HEALTH CARE - 27.7%
Health Care Equipment & Supplies - 5.3%
Baxter International, Inc.	142,050	7,819,853
Medtronic, Inc.	418,275	18,194,962
Stryker Corp.	153,125	8,100,312
34,115,127
Health Care Providers & Services - 9.1%
Caremark Rx, Inc. *r	447,595	7,465,885
Express Scripts, Inc., Class A *r	192,050	10,658,775
First Health Group Corp. *	122,322	3,593,820
HCA-The Healthcare Corp.	38,850	1,721,444
Laboratory Corporation American Holdings Co. *	93,950	7,595,857
Quest Diagnostics, Inc. *	141,725	8,744,432
UnitedHealth Group, Inc.	113,275	7,532,788
Wellpoint Health Networks, Inc., Class A *	100,825	11,005,049
58,318,050
Pharmaceuticals - 13.3%
American Home Products Corp.	407,375	23,729,594
Merck & Co., Inc.	106,725	7,107,885
Pfizer, Inc.	1,038,068	41,626,527
Pharmacia Corp.	304,075	12,333,282
84,797,288
INDUSTRIALS - 13.0%
Aerospace & Defense - 2.7%
Lockheed Martin Corp.	400,475	17,520,781
Commercial Services & Supplies - 1.4%
Cendant Corp. *	671,325	8,592,960
Industrial Conglomerates - 7.2%
General Electric Co.	1,239,185	46,097,682
Road & Rail - 1.7%
Canadian National Railway Co. r	27,185	1,034,389
CSX Corp.	135,525	4,269,038
Norfolk Southern Corp.	361,465	5,826,816
11,130,243

EVERGREEN
Select Strategic Growth Fund
Schedule of Investments Continued
September 30, 2001

	Shares	Value
COMMON STOCKS - continued
INFORMATION TECHNOLOGY - 21.3%
Communications Equipment - 2.7%
Cisco Systems, Inc. *	1,167,836	$14,224,242
MCDATA Corp. *r	325,040	2,746,588
16,970,830
Computers & Peripherals - 4.4%
Dell Computer Corp. *	70,845	1,312,758
EMC Corp. *	508,805	5,978,459
International Business Machines Corp.	162,325	14,982,597
Sun Microsystems, Inc. *	744,050	6,153,294
28,427,108
Semiconductor Equipment & Products - 6.9%
Analog Devices, Inc. *	158,800	5,192,760
Applied Materials, Inc. *	100,000	2,844,000
Integrated Device Technology, Inc. *	232,341	4,674,701
Intel Corp.	1,219,550	24,927,602
Linear Technology Corp.	202,150	6,630,520
44,269,583
Software - 7.3%
Computer Associates International, Inc.	280,675	7,224,575
Microsoft Corp. *	691,055	35,361,284
Veritas Software Corp. *	232,575	4,288,683
46,874,542
MATERIALS - 6.0%
Containers & Packaging - 0.4%
Temple-Inland, Inc.	60,380	2,867,446
Paper & Forest Products - 5.6%
Bowater, Inc.	178,350	7,850,967
International Paper Co.	417,100	14,515,080
Weyerhaeuser Co.	273,200	13,307,572
35,673,619
Total Common Stocks		620,683,210
SHORT-TERM INVESTMENTS - 6.0%
MUTUAL FUND SHARES - 6.0%
Evergreen Institutional Money Market Fund (a)	20,032,845	20,032,845
Navigator Prime Portfolio rr	18,262,210	18,262,210
Total Short-Term Investments		38,295,055
Total Investments - (cost $711,621,105) - 102.9%		658,978,265
Other Assets and Liabilities - (2.9%)		(18,332,545)
Net Assets - 100.0%		$640,645,720

See Combined Notes to Schedules of Investments.

EVERGREEN
Special Equity Fund
Schedule of Investments
September 30, 2001

	Shares	Value
COMMON STOCKS - 95.4%
CONSUMER DISCRETIONARY - 13.3%
Distributors - 2.0%
Black Box Corp. *	77,354	$3,255,056
SCP Pool Corp. *	175,308	3,742,826
6,997,882
Hotels, Restaurants & Leisure - 2.3%
Cheesecake Factory, Inc. *	97,993	2,346,932
IHOP Corp. *	89,779	2,352,210
Mortons Restaurant Group, Inc. *	23,781	207,846
Prime Hospitality Corp. *	153,673	1,352,323
Ruby Tuesday, Inc.	113,990	1,789,643
8,048,954
Household Durables - 2.4%
Lennar Corp. r	89,672	3,231,779
Matthews International Corp., Class A	138,724	3,060,251
Meritage Corp. *	54,327	2,010,099
8,302,129
Internet & Catalog Retail - 1.1%
1-800 FLOWERS.COM, Inc. *r	185,180	2,233,271
Expedia, Inc. *r	62,227	1,511,494
3,744,765
Multi-line Retail - 0.7%
Chico’s FAS, Inc. *r	103,688	2,441,852
Specialty Retail - 1.6%
Gadzooks, Inc. *	58,691	807,001
Genesco, Inc. *r	46,696	758,810
Guitar Center, Inc. *	50,701	603,342
Suburban Propane Partners LP r	33,231	832,104
Too, Inc. *	28,159	591,057
Venator Group, Inc. *	52,615	802,379
Wet Seal, Inc. *	65,312	1,202,394
5,597,087
Textiles & Apparel - 3.2%
Columbia Sportswear Co. *	96,116	2,133,775
K-Swiss, Inc., Class A	71,125	1,746,119
Phillips Van Heusen Corp.	139,296	1,379,031
Reebok International, Ltd. *	163,900	3,392,730
Tommy Hilfiger Corp. *	159,980	1,431,821
Vans, Inc. *	70,078	805,196
10,888,672
CONSUMER STAPLES - 4.3%
Beverages - 0.2%
Constellation Brands, Inc., Class A *	19,243	801,663

EVERGREEN
Special Equity Fund
Schedule of Investments (continued)
September 30, 2001

	Shares	Value
COMMON STOCKS - continued
CONSUMER STAPLES - continued
Food & Drug Retailing - 2.5%
D & K Healthcare Resources, Inc.	39,568	$1,895,307
Nash-Finch Co.	106,702	3,638,538
Performance Food Group Co. *	108,983	3,109,285
8,643,130
Personal Products - 0.9%
Dial Corp.	182,214	3,015,642
Tobacco - 0.7%
Dimon, Inc.	273,633	1,573,390
Schweitzer Mauduit International, Inc.	33,308	790,066
2,363,456
ENERGY - 4.4%
Energy Equipment & Services - 2.0%
Offshore Logistics, Inc. *	112,517	2,159,201
Tetra Technologies, Inc. *	235,472	4,101,923
Trico Marine Services, Inc. *	109,125	646,020
6,907,144
Oil & Gas - 2.4%
3Tec Energy Corp. *	45,753	651,980
AGL Resource, Inc.	105,061	2,098,068
Comstock Resources, Inc. *	80,607	478,806
Pioneer Natural Resources Co. *	39,446	561,317
Range Resources Corp. *	209,191	993,657
Remington Oil Gas Corp. *	124,919	1,635,190
Tom Brown, Inc. *	29,723	621,211
Unit Corp. *	89,280	792,806
XTO Energy, Inc.	46,949	654,938
8,487,973
FINANCIALS - 19.0%
Banks - 7.6%
Alabama National BanCorp.	82,806	2,732,598
Bank United Corp. *	33,194	8,963
BankUnited Financial Corp. *	56,409	827,520
Charter One Financial, Inc.	53,133	1,499,418
East West Bancorp, Inc.	131,662	3,079,574
FirstFed Financial Corp. *	83,245	2,164,370
Investors Financial Services Corp.	98,114	5,655,291
New York Community Bancorp, Inc.	75,770	1,758,610
Provident Bankshares Corp.	113,319	2,345,703
Staten Islands Bancorp, Inc.	107,617	2,652,759
Washington Federal, Inc.	76,061	1,905,328

EVERGREEN
Special Equity Fund
Schedule of Investments (continued)
September 30, 2001

	Shares	Value
COMMON STOCKS - continued
FINANCIALS - continued
Banks - continued
Washington Mutual, Inc.	45,265	$1,741,797
26,371,931
Diversified Financials - 2.7%
Eaton Vance Corp.	163,862	5,137,074
IndyMac Bancorp, Inc. *	95,175	2,580,194
MAF Bancorp, Inc.	33,982	973,924
Metris Companies, Inc. r	32,649	808,063
9,499,255
Insurance - 3.5%
Amerus Group Co.	31,096	1,094,579
Arthur J. Gallagher & Co.	29,232	989,503
Fidelity National Financial, Inc.	167,446	4,502,623
First American Financial Corp. r	94,328	1,910,142
Harleysville Group, Inc.	75,132	1,802,417
Hilb, Rogal & Hamilton Co.	22,731	1,036,761
Reinsurance Group America, Inc.	21,049	717,981
12,054,006
Real Estate - 5.2%
Annaly Mortgage Management, Inc., REIT	194,102	2,804,774
Crossmann Communities, Inc.	92,350	2,426,034
La Quinta Properties, Inc. *	482,477	2,122,899
LNR Property Corp., REIT	49,047	1,468,958
National Health Investors, Inc. *	338,146	4,548,064
Pulte Homes, Inc.	58,932	1,806,266
Security Capital Group, Inc. *	158,481	2,965,179
18,142,174
HEALTH CARE - 22.4%
Biotechnology - 1.6%
Sicor, Inc. *	290,429	5,486,204
Health Care Equipment & Supplies - 3.1%
Respironics, Inc. *	110,384	3,925,255
Steris Corp. *	117,102	2,302,225
Surmodics, Inc. *r	45,017	1,798,429
Varian Medical Systems, Inc. *	43,192	2,770,767
10,796,676
Health Care Providers & Services - 13.8%
AdvancePCS *	40,614	2,915,273
Apria Healthcare Group, Inc. *	77,799	2,014,994
Caremark Rx, Inc. *r	201,214	3,356,249
Cerner Corp. *r	44,477	2,201,611

EVERGREEN
Special Equity Fund
Schedule of Investments (continued)
September 30, 2001

	Shares	Value
COMMON STOCKS - continued
HEALTH CARE - continued
Health Care Providers & Services - continued
Coventry Health Care, Inc. *	147,261	$3,475,360
Davita, Inc. *	276,442	5,625,595
Eclipsys Corp. *r	188,758	2,510,481
Health Net, Inc. *	86,414	1,660,877
Henry Schein, Inc. *	94,543	3,649,360
Humana, Inc. *	324,459	3,912,976
Laboratory Corporation American Holdings Co. *	59,722	4,828,524
Mid Atlantic Medical Services, Inc. *	108,235	2,272,935
Pediatrix Medical Group, Inc. *r	63,161	2,576,337
Pharmaceutical Product Development, Inc. *	69,014	2,021,420
Province Healthcare Co. *r	23,708	871,032
Stericycle, Inc. *r	59,815	2,493,089
Sunrise Assisted Living, Inc. *r	54,430	1,405,927
47,792,040
Pharmaceuticals - 3.9%
AmerisourceBergen Corp. *	91,559	6,496,111
Cima Labs, Inc. *r	70,535	4,285,001
Perrigo Co. *	189,965	2,877,970
13,659,082
INDUSTRIALS - 11.2%
Aerospace & Defense - 1.9%
Alliant Techsystems, Inc. *	37,413	3,202,553
BE Aerospace, Inc. *	84,444	641,774
Esco Technologies, Inc. *r	85,681	2,133,457
Triumph Group, Inc. *	27,997	652,330
6,630,114
Building Products - 1.0%
Aaon, Inc. *	89,716	2,628,679
Apogee Enterprises, Inc.	73,154	943,686
3,572,365
Commercial Services & Supplies - 2.8%
ABM Industries, Inc.	21,185	546,785
Banta Corp.	85,636	2,386,675
Corporate Executive Board Co. *	121,425	3,166,764
Talx Corp.	90,080	1,918,704
Waste Connections, Inc. *r	57,736	1,558,872
9,577,800
Construction & Engineering - 0.4%
TRC Companies, Inc. *	39,764	1,437,071

EVERGREEN
Special Equity Fund
Schedule of Investments (continued)
September 30, 2001

	Shares	Value
COMMON STOCKS - continued
INDUSTRIALS - continued
Distributors - 0.5%
Aviall, Inc. *	294,454	$1,810,892
Electronic Equipment & Instruments - 0.5%
Intermagnetics General Corp. *	79,498	1,849,124
Machinery - 1.8%
Precision Castparts Corp.	104,233	2,313,973
Shaw Group, Inc. *r	136,031	3,831,993
6,145,966
Marine - 0.2%
Overseas Shipholding Group, Inc.	27,966	615,252
Road & Rail - 2.1%
Genesee & Wyoming, Inc., Class A *	268,337	6,037,583
RailAmerica, Inc. *r	97,844	1,223,050
7,260,633
INFORMATION TECHNOLOGY - 9.6%
Computers & Peripherals - 0.8%
Read Rite Corp. *r	152,300	449,285
Scansource, Inc. *r	54,418	2,437,382
2,886,667
Electronic Equipment & Instruments - 2.8%
BEI Technologies, Inc.	108,869	1,747,347
Datum, Inc. *r	76,925	847,714
Mettler-Toledo International, Inc. *	51,968	2,189,932
Park Electrochemical Corp.	39,098	850,382
PerkinElmer, Inc.	24,677	647,524
Planar Systems, Inc. *	138,831	2,791,891
Richardson Electronics, Ltd.	93,153	769,444
9,844,234
Internet Software & Services - 1.4%
Earthlink, Inc. *r	172,079	2,620,763
Retek, Inc. *r	103,304	1,303,697
XCare.net, Inc. *	70,667	879,804
4,804,264
IT Consulting & Services - 0.8%
Perot Systems Corp. *	161,443	2,607,304
Semiconductor Equipment & Products - 0.8%
Mentor Graphics Corp. *	212,948	2,934,423
Software - 3.0%
ANSYS, Inc. *	118,200	2,109,870
Autodesk, Inc.	66,747	2,139,909

EVERGREEN
Special Equity Fund
Schedule of Investments (continued)
September 30, 2001

	Shares	Value
COMMON STOCKS - continued
INFORMATION TECHNOLOGY - continued
Software - continued
Caminus Corp. *r	102,543	$1,505,331
Catapult Communications Corp. *r	134,549	1,851,394
MSC.Software Corp. *	174,134	2,803,558
10,410,062
MATERIALS - 4.4%
Chemicals - 2.4%
Cabot Corp.	120,254	4,798,134
Lubrizol Corp.	54,058	1,708,233
OM Group, Inc.	34,037	1,872,035
8,378,402
Containers & Packaging - 0.7%
Pactiv Corp. *	165,685	2,400,776
Metals & Mining - 1.3%
Arch Coal, Inc.	104,139	1,624,568
Brush Engineered Materials, Inc.	40,825	561,344
Penn Virginia Corp.	58,393	1,643,763
Titanium Metals Corp. r	196,465	628,688
4,458,363
TELECOMMUNICATION SERVICES - 0.3%
Diversified Telecommunication Services - 0.3%
General Communication, Inc. *	92,553	1,119,891
UTILITIES - 6.5%
Electric Utilities - 2.2%
Cleco Corp.	54,038	1,113,723
El Paso Electric Co. *	142,033	1,867,734
Idacorp, Inc.	126,469	4,522,532
7,503,989
Gas Utilities - 4.3%
Cascade Natural Gas Corp.	230,898	4,987,397
Equitable Resources, Inc.	113,133	3,395,121
MDU Resources Group, Inc.	109,683	2,563,292
UGI Corp.	87,743	2,377,835
Western Gas Resources, Inc. r	62,047	1,615,083
14,938,728
Total Common Stocks		331,228,037
MUTUAL FUND SHARES - 1.8%
Mutual Funds - 1.8%
iShares Russell 2000 Growth Index Fund	140,684	6,394,088

See Combined Notes to Schedules of Investments.

EVERGREEN
Special Equity Fund
Schedule of Investments (continued)
September 30, 2001

	Shares	Value
SHORT-TERM INVESTMENTS - 14.9%
MUTUAL FUND SHARES - 14.9%
Evergreen Institutional Money Market Fund (a)	12,571,224	$12,571,224
Navigator Prime Portfolio rr	39,057,035	39,057,035
Total Short-Term Investments		51,628,259
Total Investments - (cost $399,434,713) - 112.1%		389,250,384
Other Assets and Liabilities - (12.1%)		(41,996,889)
Net Assets - 100.0%		$347,253,495

Combined Notes to Schedules of Investments
September 30, 2001

Symbol Description
h	No market quotation available. Valued at fair value as determined in good faith under procedures established by the Board of Trustees.
*	Non-income producing security.
(a)	The advisor of the Fund and the advisor of the money market fund are each a subsidiary of Wachovia Corporation.
r	All or a portion of this security is on loan.
rr	Represents investment of cash collateral received for securities on loan.
Summary of Abbreviations
ADR	American Depository Receipt
REIT	Real Estate Investment Trust

See Combined Notes to Financial Statements.

EVERGREEN
Equity Funds
Statements of Assets and Liabilities
September 30, 2001

	Core Equity Fund	Secular Growth Fund	Select Small Cap Growth Fund	Select Strategic Growth Fund	Special Equity Fund

Assets
Identified cost of securities	$1,472,565,381	$446,098,234	$130,551,912	$711,621,105	$399,434,713
Net unrealized gains or losses on securities	139,268,509	(85,756,230)	(9,369,917)	(52,642,840)	(10,184,329)

Market value of securities	1,611,833,890	360,342,004	121,181,995	658,978,265	389,250,384
Receivable for securities sold	7,998,023	2,607,451	3,583,354	9,992,568	598,518
Receivable for Fund shares sold	2,055,884	620,195	136,488	2,427,412	263,437
Dividends and interest receivable	1,664,678	211,378	6,068	758,656	221,193
Receivable from investment advisor	0	19,118	0	16,011	58,516
Prepaid expenses and other assets	22,934	10,952	17,392	214,770	29,528

Total assets	1,623,575,409	363,811,098	124,925,297	672,387,682	390,421,576

Liabilities
Distributions payable	709,268	304,340	0	321,838	0
Payable for securities purchased	4,644,240	4,095,078	4,458,898	12,141,550	2,896,788
Payable for Fund shares redeemed	1,729,197	623,259	68,296	982,186	1,133,295
Payable for securities on loan	37,149,812	31,108,309	5,570,323	18,262,210	39,057,035
Advisory fee payable	75,172	0	6,354	0	0
Distribution Plan expenses payable	1,024	34	0	310	5,549
Due to other related parties	12,677	2,629	900	5,159	2,773
Accrued expenses and other liabilities	143,615	67,950	24,089	28,709	72,641

Total liabilities	44,465,005	36,201,599	10,128,860	31,741,962	43,168,081

Net assets	$1,579,110,404	$327,609,499	$114,796,437	$640,645,720	$347,253,495

Net assets represented by
Paid-in capital	$1,425,982,713	$713,515,537	$181,697,587	$912,230,775	$449,666,353
Undistributed (overdistributed) net investment income (loss)	551,625	35,537	(198)	(59,002)	(614)
Accumulated net realized gains or losses on securities, futures and foreign currency related transactions	13,307,653	(300,185,345)	(57,531,035)	(218,883,180)	(92,227,915)
Net unrealized gains or losses on securities and foreign currency related transactions	139,268,413	(85,756,230)	(9,369,917)	(52,642,873)	(10,184,329)

Total net assets	$1,579,110,404	$327,609,499	$114,796,437	$640,645,720	$347,253,495

Net assets consists of
Class A	$0	$0	$0	$21,206	$30,424,819
Class B	0	0	0	55,750	40,477,302
Class C	0	0	0	45,149	20,208,082
Class I	1,527,610,811	325,915,764	114,796,437	625,441,970	251,463,102
Class IS	51,499,593	1,693,735	0	15,081,645	4,680,190

Total net assets	$1,579,110,404	$327,609,499	$114,796,437	$640,645,720	$347,253,495

Shares outstanding
Class A	0	0	0	927	3,096,376
Class B	0	0	0	2,442	4,185,633
Class C	0	0	0	1,977	2,090,029
Class I	25,398,691	7,142,251	11,860,913	27,321,010	25,098,083
Class IS	922,761	37,383	0	664,235	475,544

Net asset value per share
Class A	$-	$-	$-	$22.88	$9.83

Class A - Offering price (based on sales charge of 5.75%)	$-	$		$$24.28	$10.43

Class B	$-	$-	$-	$22.83	$9.67

Class C	$-	$-	$-	$22.84	$9.67

Class I	$60.15	$45.63	$9.68	$22.89	$10.02

Class IS	$55.81	$45.31	$-	$22.71	$9.84

See Combined Notes to Financial Statements.

EVERGREEN
Equity Funds
Statements of Operations
Year Ended September 30, 2001 (a)

	Core Equity Fund	Secular Growth Fund	Select Small Cap Growth Fund	Select Strategic Growth Fund	Special Equity Fund

Investment income
Dividends (net of foreign withholding taxes of $2,662, $0, $0, $971 and $0, respectively)	$5,659,075	$664,845	$30,403	$1,621,930	$687,119
Interest	285,240	336,267	19,980	291,932	88,011
Securities lending income	45,408	70,305	9,884	56,603	34,111

Total investment income	5,989,723	1,071,417	60,267	1,970,465	809,241

Expenses
Advisory fee	2,766,431	576,728	231,158	1,069,208	866,352
Distribution Plan expenses	33,998	925	0	11,092	192,624
Administrative services fees	446,199	93,021	33,135	172,453	94,169
Transfer agent fee	9,426	1,243	1,687	30,444	129,816
Trustees’ fees and expenses	37,685	1,656	393	4,919	2,071
Printing and postage expenses	33,761	5,172	4,040	5,578	7,578
Custodian fee	102,915	26,511	9,632	31,137	24,692
Registration and filing fees	1,519	11,882	3,163	1,498	32,632
Professional fees	7,913	7,007	5,558	9,331	10,590
Other	2,456	63,287	545	12,869	20,431

Total expenses	3,442,303	787,432	289,311	1,348,529	1,380,955
Less: Expense reductions	(11,882)	(2,406)	(894)	(4,508)	(3,606)
Fee waivers	(109,535)	(111,640)	0	(74,301)	(258,710)

Net expenses	3,320,886	673,386	288,417	1,269,720	1,118,639

Net investment income (loss)	2,668,837	398,031	(228,150)	700,745	(309,398)

Net realized and unrealized gains or losses on securities and foreign currency related transactions
Net realized losses on securities	(23,489,954)	(13,723,967)	(12,995,725)	(74,687,015)	(8,599,796)

Net change in unrealized gains or losses on securities and foreign currency related transactions	(310,593,468)	(61,039,292)	(24,768,751)	(71,208,675)	(41,152,720)

Net realized and unrealized gains or losses on securities and foreign currency related transactions	(334,083,422)	(74,763,259)	(37,764,476)	(145,895,690)	(49,752,516)

Net decrease in net assets resulting from operations	$(331,414,585)	$(74,365,228)	$(37,992,626)	$(145,194,945)	$(50,061,914)

(a) Three months ended September 30, 2001. The Funds changed their fiscal year end from June 30 to September 30, effective September 30, 2001.

See Combined Notes to Financial Statements.

EVERGREEN
Equity Funds
Statements of Operations
Year Ended June 30, 2001

	Core Equity Fund	Secular Growth Fund	Select Small Cap Growth Fund	Select Strategic Growth Fund	Special Equity Fund

Investment income
Dividends (net of foreign withholding taxes of $162,083, $7,537, $1,114, $1,593, $3,098 and $0, respectively)	$22,944,426	$2,545,643	$262,992	$5,179,425	$2,086,586
Interest	2,677,328	3,142,238	349,723	3,448,600	528,511
Securities lending income	175,931	289,485	175,950	136,810	168,153

Total investment income	25,797,685	5,977,366	788,665	8,764,835	2,783,250

Expenses
Advisory fee	13,803,454	4,268,742	996,746	4,917,409	3,347,754
Distribution Plan expenses	144,595	4,267	0	53,850	827,875
Administrative services fees	2,226,364	688,507	144,055	793,131	364,190
Transfer agent fee	28,705	40,667	24,553	67,213	524,412
Trustees’ fees and expenses	65,742	14,059	2,985	16,886	7,389
Printing and postage expenses	30,563	14,387	11,201	20,314	46,254
Custodian fee	531,686	131,294	30,391	185,955	80,087
Registration and filing fees	18,603	23,840	14,802	56,942	167,327
Professional fees	20,213	17,029	15,517	17,372	23,596
Interest expense	0	417	0	0	0
Other	2,822	24,670	1,978	3,615	258

Total expenses	16,872,747	5,227,879	1,242,228	6,132,687	5,389,142
Less: Expense reductions	(102,499)	(32,812)	(12,239)	(49,531)	(22,710)
Fee waivers	(1,041,108)	(349,518)	0	(318,766)	(956,999)

Net expenses	15,729,140	4,845,549	1,229,989	5,764,390	4,409,433

Net investment income (loss)	10,068,545	1,131,817	(441,324)	3,000,445	(1,626,183)

Net realized and unrealized gains or losses on securities and futures transactions
Net realized gains or losses on:
Securities	44,056,220	(265,214,569)	(42,820,938)	(80,060,688)	(68,604,480)
Futures contracts	(33,291)	0	0	0	(1,008,440)
Foreign currency related transactions	532	0	0	0	0

Net realized gains or losses on securities, futures and foreign currency related transactions	44,023,461	(265,214,569)	(42,820,938)	(80,060,688)	(69,612,920)

Net change in unrealized gains or losses on securities and foreign currency related transactions	(415,814,101)	(211,815,694)	(9,341,300)	(199,422,546)	(13,071,038)

Net realized and unrealized gains or losses on securities, futures and foreign currency related transactions	(371,790,640)	(477,030,263)	(52,162,238)	(279,483,234)	(82,683,958)

Net decrease in net assets resulting from operations	$(361,722,095)	$(475,898,446)	$(52,603,562)	$(276,482,789)	$(84,310,141)

See Combined Notes to Financial Statements.

EVERGREEN
Equity Funds
Statements of Changes in Net Assets
Year Ended September 30, 2001 (a)

	Core Equity Fund	Secular Growth Fund	Select Small Cap Growth Fund	Select Strategic Growth Fund	Special Equity Fund

Operations
Net investment income (loss)	$2,668,837	$398,031	$(228,150)	$700,745	$(309,398)
Net realized losses on securities	(23,489,954)	(13,723,967)	(12,995,725)	(74,687,015)	(8,599,796)
Net change in unrealized gains or losses on securities and foreign currency related transactions	(310,593,468)	(61,039,292)	(24,768,751)	(71,208,675)	(41,152,720)

Net decrease in net assets resulting from operations	(331,414,585)	(74,365,228)	(37,992,626)	(145,194,945)	(50,061,914)

Distributions to shareholders from
Net investment income
Class A	0	0	0	(15)	0
Class B	0	0	0	(3)	0
Class C	0	0	0	(2)	0
Class I	(2,025,137)	(332,791)	0	(701,078)	0
Class IS	(30,934)	(1,401)	0	(10,570)	0

Total distributions to shareholders	(2,056,071)	(334,192)	0	(711,668)	0

Capital share transactions
Proceeds from shares sold	51,839,698	9,214,541	14,480,917	84,737,899	43,778,620
Payment for shares redeemed	(74,422,385)	(25,135,008)	(5,492,390)	(31,806,008)	(21,767,494)
Net asset value of shares issued in reinvestment of distributions	38,644	39,889	0	292,781	0

Net increase (decrease) in net assets resulting from capital share transactions	(22,544,043)	(15,880,578)	8,988,527	53,224,672	22,011,126

Total decrease in net assets	(356,014,699)	(90,579,998)	(29,004,099)	(92,681,941)	(28,050,788)
Net assets
Beginning of period	1,935,125,103	418,189,497	143,800,536	733,327,661	375,304,283

End of period	$1,579,110,404	$327,609,499	$114,796,437	$640,645,720	$347,253,495

Undistributed (overdistributed) net investment income (loss)	$551,625	$35,537	$(198)	$(59,002)	$(614)

(a) Three months ended September 30, 2001. The Funds changed their fiscal year end from June 30 to September 30, effective September 30, 2001.

See Combined Notes to Financial Statements.

EVERGREEN
Select Equity Funds
Statements of Changes in Net Assets
Year Ended June 30, 2001

	Core Equity Fund	Secular Growth Fund	Select Small Cap Growth Fund	Select Strategic Growth Fund	Special Equity Fund

Operations
Net investment income (loss)	$10,068,545	$1,131,817	$(441,324)	$3,000,445	$(1,626,183)
Net realized gains or losses on securities and futures transactions	44,023,461	(265,214,569)	(42,820,938)	(80,060,688)	(69,612,920)
Net change in unrealized gains or losses on securities and futures transactions	(415,814,101)	(211,815,694)	(9,341,300)	(199,422,546)	(13,071,038)

Net decrease in net assets resulting from operations	(361,722,095)	(475,898,446)	(52,603,562)	(276,482,789)	(84,310,141)

Distributions to shareholders from
Net investment income
Class A	0	0	0	(3)	0
Class B	0	0	0	0	0
Class C	0	0	0	0	0
Class I	(9,518,165)	(1,140,500)	0	(2,998,866)	0
Class IS	(113,615)	(3,535)	0	(42,481)	0
Net realized gains
Class A	0	0	0	0	(3,918,700)
Class B	0	0	0	0	(4,800,216)
Class C	0	0	0	0	(2,888,296)
Class I	(83,737,027)	(161,030,826)	(28,573,198)	(186,512,840)	(22,300,559)
Class IS	(2,346,045)	(412,332)	0	(5,297,051)	(680,016)

Total distributions to shareholders	(95,714,852)	(162,587,193)	(28,573,198)	(194,851,241)	(34,587,787)

Capital share transactions
Proceeds from shares sold	247,999,014	119,579,169	54,741,133	375,534,134	201,112,365
Payment for shares redeemed	(479,616,017)	(143,133,068)	(17,778,803)	(204,339,197)	(124,000,873)
Net asset value of shares issued in reinvestment of distributions	85,583,789	161,468,776	28,570,708	192,129,327	27,110,453
Net asset value of shares issued in acquisition and conversion	0	0	0	0	87,942,119

Net increase (decrease) in net assets resulting from capital share transactions	(146,033,214)	137,914,877	65,533,038	363,324,264	192,164,064

Total increase (decrease) in net assets	(603,470,161)	(500,570,762)	(15,643,722)	(108,009,766)	73,266,136
Net assets
Beginning of period	2,538,595,264	918,760,259	159,444,258	841,337,427	302,038,147

End of period	$1,935,125,103	$418,189,497	$143,800,536	$733,327,661	$375,304,283

Undistributed (overdistributed) net investment income (loss)	$(61,141)	$(8,394)	$(528)	$(48,079)	$(1,536)

See Combined Notes to Financial Statements.

EVERGREEN
Select Equity Funds
Statements of Changes in Net Assets
Year Ended June 30, 2000

	Core Equity Fund	Secular Growth Fund	Select Small Cap Growth Fund	Select Strategic Growth Fund	Special Equity Fund

Operations
Net investment income (loss)	$12,065,326	$(2,026,982)	$(471,183)	$492,314	$(1,034,409)
Net realized gains or losses on securities and futures transactions	78,830,929	184,365,616	33,929,174	175,499,643	38,326,333
Net change in unrealized gains or losses on securities and futures transactions	88,965,879	118,462,891	14,955,520	94,994,786	7,296,365

Net increase in net assets resulting from operations	179,862,134	300,801,525	48,413,511	270,986,743	44,588,289

Distributions to shareholders from
Net investment income
Class I	(11,587,593)	(1,204)	0	(480,837)	0
Class IS	(95,608)	0	0	(1,379)	0
Net realized gains
Class A	0	0	0	0	(503,264)
Class B	0	0	0	0	(545,776)
Class C	0	0	0	0	(362,155)
Class I	(187,467,729)	(21,267,232)	0	(97,463,054)	(21,494,234)
Class IS	(3,188,973)	(852)	0	(2,592,735)	(856,226)

Total distributions to shareholders	(202,339,903)	(21,269,288)	0	(100,538,005)	(23,761,655)

Capital share transactions
Proceeds from shares sold	279,188,792	125,664,983	59,962,257	302,913,553	221,703,992
Payment for shares redeemed	(645,261,014)	(298,201,747)	(19,045,047)	(228,216,756)	(80,061,050)
Net asset value of shares issued in reinvestment of distributions	188,953,604	21,268,857	0	99,830,239	18,559,619
Net asset value of shares issued in acquisition and conversion	794,468,739	750,366,912	0	2,592,329	0

Net increase (decrease) in net assets resulting from capital share transactions	617,350,121	599,099,005	40,917,210	177,119,365	160,202,561

Total increase (decrease) in net assets	594,872,352	878,631,242	89,330,721	347,568,103	181,029,195
Net assets
Beginning of period	1,943,722,912	40,129,017	70,113,537	493,769,324	121,008,952

End of period	$2,538,595,264	$918,760,259	$159,444,258	$841,337,427	$302,038,147

Undistributed (overdistributed) net investment income (loss)	$(12,980)	$(9,300)	$(557)	$2,890	$(1,700)

See Combined Notes to Financial Statements.

Combined Notes to Financial Statements

1. ORGANIZATION

The Evergreen Equity Funds (formerly, Evergreen Select Equity Funds) consist of Evergreen Core Equity Fund (“Core Equity Fund”), Evergreen Secular Growth Fund (“Secular Growth Fund”), Evergreen Select Small Cap Growth Fund (“Select Small Cap Growth Fund”), Evergreen Select Strategic Growth Fund (“ Select Strategic Growth Fund”) and Evergreen Special Equity Fund (“Special Equity Fund”), (collectively, the “Funds”). Each Fund is a diversified series of Evergreen Select Equity Trust (the “Trust”), a Delaware business trust organized on September 18, 1997. The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

The Funds offer Institutional (“Class I”) and all but the Select Small Cap Growth Fund offers Institutional Service (“Class IS”) classes of shares. In addition, Select Strategic Growth Fund and Special Equity Fund offer Class A, Class B and Class C shares. Class A shares are sold with a front-end sales charge. Class B and Class C shares are sold without a front-end sales charge, but pay a higher ongoing distribution fee than Class A and are sold subject to a contingent deferred sales charge that is payable upon redemption and decreases depending on how long the shares have been held. Class I and IS shares are sold without a front-end sales charge or contingent deferred sales charge; however, Class IS shares pay an ongoing distribution fee.

2. SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies consistently followed by the Funds in the preparation of their financial statements. The policies are in conformity with generally accepted accounting principles, which require management to make estimates and assumptions that affect amounts reported herein. Actual results could differ from these estimates.

A. Valuation of Investments

Portfolio debt securities acquired with more than 60 days to maturity are valued at prices obtained from an independent pricing service which takes into consideration such factors as similar security prices, yields, maturities, liquidity and ratings. Securities for which valuations are not available from an independent pricing service may be valued by brokers which use prices provided by market makers or estimates of market value obtained from yield data relating to investment or securities with similar characteristics.

Listed equity securities are valued at the last sale price reported on the national securities exchange, where the securities are principally traded.

Foreign securities traded on an established exchange are valued at the last sales price on the exchange where the security is primarily traded. If there has been no sale, the securities are valued at the mean between bid and asked prices.

Short-term securities with remaining maturities of 60 days or less at the time of purchase are valued at amortized cost, which approximates market value.

Investments in other mutual funds are valued at net asset value. Securities for which market quotations are not available are valued at fair value as determined in good faith, according to procedures approved by the Board of Trustees.

B. When-issued and Delayed Delivery Transactions

The Funds record when-issued securities no later than one business day after the trade date and maintain security positions such that sufficient liquid assets will be available to make payment for the securities purchased. Securities purchased on a when-issued or delayed delivery basis are marked-to-market daily and begin earning interest on the settlement date. Losses may occur on these transactions due to changes in market conditions or the failure of counterparties to perform under the contract.

Combined Notes to Financial Statements (continued)

C. Repurchase Agreements

Securities pledged as collateral for repurchase agreements are held by the custodian bank or in a segregated account in the Fund’s name until the agreements mature. Collateral for certain tri-party repurchase agreements is held at the counterparty’s custodian in a segregated account for the benefit of the Fund and the counterparty. Each agreement requires that the market value of the collateral be sufficient to cover payments of interest and principal. However, in the event of default or bankruptcy by the other party to the agreement, retention of the collateral may be subject to legal proceedings. Each Fund will only enter into repurchase agreements with banks and other financial institutions, which are deemed by the investment advisor to be creditworthy pursuant to guidelines established by the Board of Trustees.

D. Foreign Currency Translation

All assets and liabilities denominated in foreign currencies are translated in U.S. dollar amounts at the date of valuation. Purchases and sales of portfolio securities and income items denominated in foreign currencies are translated into U.S. dollar amounts on the respective dates of such transactions. The Funds do not separately account for that portion of the results of operations resulting from changes in foreign exchange rates on investments and the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gains or losses on securities.

E. Futures Contracts

In order to gain exposure to or protect against changes in security values, the Funds may buy and sell futures contracts. The primary risks associated with the use of futures contracts are the imperfect correlation between changes in market values of securities held by the funds and the prices of futures contracts, and the possibility of an illiquid market.

Futures contracts are valued based upon their quoted daily settlement prices. The aggregate principal amounts of the contracts are not recorded in the financial statements. Fluctuations in the value of the contracts are recorded in the Statement of Assets and Liabilities as an asset or liability and in the Statement of Operations as unrealized appreciation (depreciation) until the contracts are closed, at which point they are recorded as net realized gains or losses on futures contracts.

F. Securities Lending

The Funds may lend their securities to certain qualified brokers in order to earn additional income. The Funds receive compensation in the form of fees or interest earned on the investment of any cash collateral received. The Funds receive collateral in the form of cash or securities with a market value at least equal to the market value of the securities on loan, including accrued interest. In the event of default or bankruptcy by the borrower, the Funds could experience delays and costs in recovering the loaned securities or in gaining access to the collateral.

G. Security Transactions and Investment Income

Security transactions are recorded no later than one business day after the trade date. Realized gains and losses are computed using the specific cost of the security sold. Interest income is recorded on the accrual basis and includes accretion of discounts and amortization of premiums relating to fixed-income securities held by the Funds. Dividend income is recorded on the ex-dividend date or in the case of some foreign securities, on the date when the Fund is made aware of the dividend. Foreign income and capital gains realized on some securities may be subject to foreign taxes, which are accrued as applicable.

H. Federal Taxes

Each Fund intends to continue to qualify as a regulated investment company and distribute all of its taxable income, including any net capital gains (which have already been offset by available capital loss carryovers). Accordingly, no provision for federal taxes is required.

Combined Notes to Financial Statements (continued)

I. Distributions

Distributions to shareholders from net investment income and net realized gains are recorded on the ex-dividend date. Such distributions are determined in conformity with income tax regulations, which may differ from generally accepted accounting principles.

Reclassifications have been made to the Funds’ components of net assets to reflect income and gains available for distribution (or available capital loss carryovers, as applicable) under income tax regulations. The primary permanent differences causing such reclassifications are due to net operating losses.

J. Class Allocations

Income, common expenses and realized and unrealized gains and losses are allocated to the classes based on the relative net assets of each class. Distribution and service fees, if any, are calculated daily at the class level based on the appropriate net assets of each class and the specific expense rates applicable to each class.

3. ADVISORY FEES AND OTHER TRANSACTIONS WITH AFFILIATES

Evergreen Investment Management Company, LLC (“EIMC”) is the investment advisor to each Fund and is paid a management fee that is calculated and paid daily. EIMC is an indirect, wholly owned subsidiary of Wachovia Corporation (formerly, First Union Corporation).

EIMC receives a management fee that is calculated at an annual rate of each Fund’s average daily net assets as follows:

Rate
Core Equity Fund	0.62%
Secular Growth Fund	0.62
Select Strategic Growth Fund	0.62
Special Equity Fund	0.92

Forefront Capital Advisors, LLC (“Forefront Capital”) serves as the sub-advisor to Secular Growth Fund and is paid for its services by EIMC. First Union National Bank (“FUNB”), a subsidiary of Wachovia Corporation, currently has a 40% ownership interest in Forefront Capital. For the Select Small Cap Growth Fund, EIMC is paid an annual advisory fee that is computed and paid daily based on the average daily net assets of the Fund in accordance with the following schedule:

Average daily net assets	Rate
First $100 million	0.71%
Next $150 million	0.66
Over $250 million	0.56

The amount of investment advisory fees waived by the investment advisor and the impact on each Fund’s annualized expense ratio represented as a percentage of its average daily net assets were as follows:

	Three-Month Period Ended September 30, 2001		Year Ended June 30, 2001
	Fees Waived	% of Average Daily Net Assets	Fees Waived	% of Average Daily Net Assets
Core Equity Fund	$109,535	0.02%	$1,041,108	0.05%
Secular Growth Fund	111,640	0.12	349,518	0.05
Select Strategic Growth Fund	74,301	0.04	318,766	0.04
Special Equity Fund	258,710	0.27	956,999	0.26

Combined Notes to Financial Statements (continued)

Evergreen Investment Services, Inc. (“EIS”), an indirect, wholly owned subsidiary of Wachovia Corporation, is the administrator to the Funds. As administrator, EIS provides the Funds with facilities, equipment and personnel and is paid an administrative fee of 0.10% of each Fund’s average daily net assets.

Evergreen Service Company, LLC (“ESC”), an indirect, wholly owned subsidiary of Wachovia Corporation, is the transfer and dividend disbursing agent for the Funds.

Officers of the Funds and affiliated Trustees receive no compensation directly from the Funds.

4. DISTRIBUTION PLANS

Evergreen Distributor, Inc. (“EDI”), a wholly owned subsidiary of BISYS Fund Services, Inc., serves as principal underwriter to the Funds.

Each Fund has adopted Distribution Plans, as allowed by Rule 12b-1 of the 1940 Act, for each class of shares, except Class I. Distribution plans permit a Fund to compensate its principal underwriter for costs related to selling shares of the Fund and for various other specified services. These costs consist primarily of commissions and service fees to broker-dealers who sell shares of the Fund. Under the Distribution Plans, each class incurs distribution fees at the following annual rates:

Average Daily Net Assets
Class A	0.25%
Class B	1.00
Class C	1.00
Class IS	0.25

Of the above amounts, each share class may pay under its Distribution Plan a maximum service fee of 0.25% of the average daily net assets of the class to pay for shareholder service fees. Distribution Plan expenses are calculated and paid daily.

The amounts paid or accrued to EDI pursuant to each Fund’s Class A, Class B, Class C and Class IS distribution plans were as follows:

	Three-Month Period Ended September 30, 2001
	Class A	Class B	Class C	Class IS
Core Equity Fund	N/A	N/A	N/A	$33,998
Secular Growth Fund	N/A	N/A	N/A	925
Select Small Cap Growth Fund	N/A	N/A	N/A	N/A
Select Strategic Growth Fund	$23	$108	$80	10,881
Special Equity Fund	21,329	112,111	56,017	3,167
	Year Ended June 30, 2001
	Class A	Class B	Class C	Class IS
Core Equity Fund	N/A	N/A	N/A	$144,595
Secular Growth Fund	N/A	N/A	N/A	4,267
Select Small Cap Growth Fund	N/A	N/A	N/A	N/A
Select Strategic Growth Fund	$2	$36	$31	53,781
Special Equity Fund	90,316	465,860	257,652	14,047

Combined Notes to Financial Statements (continued)

With respect to Class B and Class C shares, the principal underwriter may pay distribution fees greater than the allowable annual amounts each Fund is permitted to pay under the Distribution Plans.

Each of the Distribution Plans may be terminated at any time by vote of the independent Trustees or by vote of a majority of the outstanding voting shares of the respective class.

5. CONVERSION INFORMATION

On July 9, 1999, Core Equity Fund, Secular Growth Fund and Select Strategic Growth Fund (collectively “Acquiring Evergreen Fund”) acquired substantially all of the net assets and identified liabilities of certain common trust funds managed by FUNB. The net assets, consisting primarily of portfolio securities, were acquired either through a taxable or tax-free exchange for Class I shares of the Acquiring Evergreen Fund.

The following summarizes pertinent data related to the Funds on the date of the acquisition:

Acquiring Evergreen Fund	Common Trust Fund	Total Shares Issued	Total Net Assets Acquired	Evergreen Fund NAV/share Class I	Unrealized Appreciation on Securities
Core Equity Fund	CoreStates Growth and Income Equity Trust	6,974,611	$595,233,256	$85.34	$134,355,837
	Signet Capital Growth	67,230	5,737,565		3,701,178
	Signet Investors Equity Class A	592,625	50,576,342		36,302,394
	Signet Investors Equity Class B	123,773	10,563,173		7,475,528
		7,758,239	$662,110,336		$181,834,937
Secular Growth Fund	CoreStates Charitable Equity Trust	1,069,362	$110,877,230	$103.69	$31,871,390
	CoreStates Growth and Income Fund	787,473	81,649,376		0
	CoreStates Growth Equity Fund	4,185,687	433,994,394		0
	CoreStates Growth Equity Trust	1,194,440	123,845,912		36,115,475
		7,236,962	$750,366,912		$67,986,865
Select Strategic Growth Fund	CoreStates Union County Equity Trust	70,063	$2,592,329	$37.00	$1,356,557

The above amounts are reflected in the Statements of Changes in Net Assets for the year ended June 30, 2000.

6. ACQUISITIONS

On July 30, 1999, Core Equity Fund acquired substantially all the assets and assumed certain liabilities of Evergreen Select Equity Income Fund in exchange for Class I and Class IS shares of Core Equity Fund.

On July 21, 2000, Special Equity Fund acquired substantially all the assets and assumed certain liabilities of Evergreen Select Social Principles Fund in exchange for Class I and Class IS shares of Special Equity Fund.

These acquisitions were accomplished by a tax-free exchange of the respective shares of each Fund. The value of net assets acquired, number of shares issued, unrealized appreciation acquired and the aggregate net assets of each acquiring Fund immediately after the acquisition were as follows:

Acquiring Fund	Acquired Fund	Value of Net Assets Acquired	Number of Shares Issued	Unrealized Appreciation (Depreciation)	Net Assets After Acquisition
Core Equity Fund	Evergreen Select Equity Income Fund	$132,358,403	1,644,285	$15,463,739	$2,582,013,829
Special Equity Fund	Evergreen Select Social Principles Fund	87,942,119	6,031,451	(16,276,580)	401,235,062

Combined Notes to Financial Statements (continued)

7. CAPITAL SHARE TRANSACTIONS

The Funds have an unlimited number of shares of beneficial interest with $0.001 par value authorized. Shares of beneficial interest of the Funds are currently divided into Class A, Class B, Class C, Class I and Class IS. Transactions in shares of the Funds were as follows:

Core Equity Fund
	Year Ended September 30, 2001(a)		Year Ended June 30,
			2001		2000
	Shares	Amount	Shares	Amount	Shares	Amount

Class I

Shares sold	641,984	$41,947,954	2,431,218	$190,120,353	2,568,791	$218,230,423
Shares redeemed	(1,034,208)	(69,378,422)	(5,493,182)	(436,286,765)	(7,071,960)	(604,034,297)
Shares issued in reinvestment of distributions	298	19,573	1,037,739	83,826,665	2,199,139	186,575,643
Shares issued in acquisition of:
CoreStates Growth and Income Equity Trust	0	0	0	0	6,974,611	595,233,256
Signet Capital Growth	0	0	0	0	67,230	5,737,565
Signet Investors Equity Class A	0	0	0	0	592,625	50,576,342
Signet Investors Equity Class B	0	0	0	0	123,773	10,563,173
Evergreen Select Equity Income Fund	0	0	0	0	1,629,831	131,274,544

Net increase (decrease)	(391,926)	(27,410,895)	(2,024,225)	(162,339,747)	7,084,040	594,156,649

Class IS
Shares sold	164,178	9,891,744	775,256	57,878,661	755,063	60,958,369
Shares redeemed	(81,538)	(5,043,963)	(592,432)	(43,329,252)	(515,532)	(41,226,717)
Shares issued in reinvestment of distributions	317	19,071	23,470	1,757,124	30,099	2,377,961
Shares issued in acquisition of Evergreen Select Equity Income Fund	0	0	0	0	14,454	1,083,859

Net increase	82,957	4,866,852	206,294	16,306,533	284,084	23,193,472

Net increase (decrease)		$(22,544,043)		$(146,033,214)		$617,350,121

(a) For the three months ended September 30, 2001. The Fund changed its fiscal year end from June 30 to September 30, effective Septemebr 30, 2001.

Secular Growth Fund
	Year Ended September 30, 2001(a)		Year Ended June 30,
			2001		2000
	Shares	Amount	Shares	Amount	Shares	Amount

Class I
Shares sold	176,492	$8,468,456	1,268,750	$116,777,563	956,398	$124,180,633
Shares redeemed	(484,425)	(24,838,696)	(1,711,454)	(142,177,988)	(2,487,865)	(297,954,475)
Shares issued in reinvestment of distributions	851	38,838	1,626,387	161,153,482	158,837	21,268,005
Shares issued in acquisition of:
CoreStates Charitable Equity Trust	0	0	0	0	1,069,362	110,877,230
CoreStates Growth and Income Fund	0	0	0	0	787,473	81,649,376
CoreStates Growth Equity Fund	0	0	0	0	4,185,687	433,994,394
CoreStates Growth Equity Trust	0	0	0	0	1,194,440	123,845,912

Net increase (decrease)	(307,082)	(16,331,402)	1,183,683	135,753,057	5,864,332	597,861,075

Class IS
Shares sold	15,552	746,085	27,343	2,801,606	9,872	1,484,350
Shares redeemed	(5,851)	(296,312)	(11,203)	(955,080)	(1,585)	(247,272)
Shares issued in reinvestment of distributions	23	1,051	3,216	315,294	6	852

Net increase	9,724	450,824	19,356	2,161,820	8,293	1,237,930

Net increase (decrease)		$(15,880,578)		$137,914,877		$599,099,005

(a) For the three months ended September 30, 2001. The Fund changed its fiscal year end from June 30 to September 30, effective September 30, 2001.

Combined Notes to Financial Statements (continued)

Select Small Cap Growth Fund
	Year Ended September 30, 2001(a)		Year Ended June 30,
			2001		2000
	Shares	Amount	Shares	Amount	Shares	Amount

Class I
Shares sold	1,221,375	$14,480,917	3,448,589	$54,741,133	2,873,306	$59,962,257
Shares redeemed	(474,824)	(5,492,390)	(1,243,759)	(17,778,803)	(1,002,945)	(19,045,047)
Shares issued in reinvestment of distributions	0	0	1,903,445	28,570,708	0	0

Net increase	746,551	$8,988,527	4,108,275	$65,533,038	1,870,361	$40,917,210

(a) For the three months ended September 30, 2001. The Fund changed its fiscal year end from June 30 to September 30, effective September 30, 2001.

Select Strategic Growth Fund
	Year Ended September 30, 2001(a)		Year Ended June 30,
			2001		2000
	Shares	Amount	Shares (b)	Amount (b)	Shares	Amount

Class A
Shares sold	1,413	$37,124	490	$14,232
Shares redeemed	(977)	(20,652)	0	0
Shares issued in reinvestment of distributions	1	15	0	3

Net increase	437	16,487	490	14,235

Class B
Shares sold	1,354	34,485	1,104	30,404
Shares redeemed	(12)	(300)	(4)	(105)
Shares issued in reinvestment of distributions	0	3	0	0

Net increase	1,342	34,188	1,100	30,299

Class C
Shares sold	866	20,000	1,111	32,949
Shares redeemed	0	2	0	0
Shares issued in reinvestment of distributions	0	0	0	0

Net increase	866	20,002	1,111	32,949

Class I
Shares sold	3,278,115	83,096,864	10,165,157	362,043,009	6,455,935	$292,653,546
Shares redeemed	(1,167,803)	(29,460,903)	(5,360,068)	(195,239,529)	(4,922,957)	(222,573,262)
Shares issued in reinvestment of distributions	12,230	285,822	4,814,283	187,487,106	2,504,216	97,599,292
Shares issued in acquisition of CoreStates Union County Equity Trust	0	0	0	0	70,063	2,592,329

Net increase	2,122,542	53,921,783	9,619,372	354,290,586	4,107,257	170,271,905

Class IS
Shares sold	60,983	1,549,426	379,540	13,413,540	215,532	10,260,007
Shares redeemed	(91,315)	(2,324,153)	(259,727)	(9,099,563)	(121,173)	(5,643,494)
Shares issued in reinvestment of distributions	304	6,939	120,114	4,642,218	57,523	2,230,947

Net increase (decrease)	(30,028)	(767,788)	239,927	8,956,195	151,882	6,847,460

Net Increase		$53,224,672		$363,324,264		$177,119,365

(a) For the three months ended September 30, 2001. The Fund changed its fiscal year end from June 30 to September 30, effective September 30, 2001.

(b) Class A, Class B and Class C, for the period from May 11, 2001 (commencement of class operations) to June 30, 2001.

Combined Notes to Financial Statements (continued)

Special Equity Fund
	Year Ended September 30, 2001(a)		Year Ended June 30,
			2001		2000
	Shares	Amount	Shares	Amount	Shares	Amount

Class A
Shares sold	552,035	$6,062,785	1,710,285	$21,730,173	2,421,917	$36,355,067
Automatic conversion of Class B shares to Class A shares	644	7,098	7,042	78,001	0	0
Shares redeemed	(561,474)	(6,007,479)	(1,133,859)	(13,516,495)	(193,031)	(2,960,193)
Shares issued in reinvestment of distributions	0	0	263,564	3,688,876	29,253	425,298

Net increase (decrease)	(8,795)	62,404	847,032	11,980,555	2,258,139	33,820,172

Class B
Shares sold	233,857	2,509,353	2,014,065	26,340,945	2,803,081	42,066,143
Shares redeemed	(266,492)	(2,777,334)	(749,909)	(8,997,026)	(211,463)	(3,238,744)
Shares issued in reinvestment of distributions	0	0	338,325	4,679,858	31,945	461,238
Automatic conversion of Class B shares to Class A shares	(653)	(7,098)	(7,123)	(78,001)	0	0

Net increase (decrease)	(33,288)	(275,079)	1,595,358	21,945,776	2,623,563	39,288,637

Class C
Shares sold	95,759	1,028,669	845,710	11,115,669	1,743,304	26,381,499
Shares redeemed	(125,654)	(1,318,706)	(574,988)	(6,725,277)	(111,965)	(1,738,307)
Shares issued in reinvestment of distributions	0	0	196,629	2,732,321	21,234	306,735

Net increase (decrease)	(29,895)	(290,037)	467,351	7,122,713	1,652,573	24,949,927

Class I
Shares sold	3,053,823	33,973,321	10,922,363	140,176,945	7,415,812	110,268,925
Shares redeemed	(1,049,994)	(11,459,247)	(7,048,437)	(91,893,388)	(4,802,221)	(67,884,385)
Shares issued in reinvestment of distributions	0	0	1,122,417	15,454,665	1,218,885	16,635,987
Shares issued in acquisition of Evergreen Select Social Principles Fund	0	0	6,028,088	87,893,830	0	0

Net increase	2,003,829	22,514,074	11,024,431	151,632,052	3,832,476	59,020,527

Class IS
Shares sold	19,692	204,492	146,971	1,748,633	441,785	6,632,358
Shares redeemed	(18,836)	(204,728)	(214,424)	(2,868,687)	(284,897)	(4,239,421)
Shares issued in reinvestment of distributions	0	0	39,641	554,733	54,558	730,361
Shares issued in acquisition of Evergreen Select Social Principles Fund	0	0	3,363	48,289	0	0

Net increase (decrease)	856	(236)	(24,449)	(517,032)	211,446	3,123,298

Net increase		$22,011,126		$192,164,064		$160,202,561

(a) For the three months ended September 30, 2001. The Fund changed its fiscal year end from June 30 to September 30, effective September 30, 2001.

8. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of investment securities (excluding short-term securities) were as follows for the year ended September 30, 2001:

	Cost of Purchases	Proceeds from Sales
Core Equity Fund	$195,194,461	$202,049,121
Secular Growth Fund	48,627,988	17,811,600
Select Small Cap Growth Fund	68,772,384	62,021,655
Select Strategic Growth Fund	323,039,195	255,514,518
Special Equity Fund	112,190,514	92,424,200

The following Funds loaned securities during the year ended September 30, 2001 to certain brokers. At September 30, 2001, the value of securities on loan and the value of collateral (including accrued interest) were as follows:

	Value of Securities on Loan	Value of Collateral
Core Equity Fund	$36,216,146	$37,149,812
Secular Growth Fund	29,782,038	31,108,309
Select Small Cap Growth Fund	5,414,691	5,570,323
Select Strategic Growth Fund	18,240,442	18,262,210
Special Equity Fund	38,069,952	39,057,035

Combined Notes to Financial Statements (continued)

On September 30, 2001 the composition of unrealized appreciation and depreciation on securities based on the aggregate cost of securities for federal income tax purposes were as follows:

	Tax Cost	Gross Unrealized Appreciation	Gross Unrealized Depreciation	Net Unrealized Appreciation (Depreciation)
Core Equity Fund	$1,473,450,722	$333,961,164	($195,577,996)	$138,383,168
Secular Growth Fund	446,483,726	17,563,179	(103,704,901)	(86,141,722)
Select Small Cap Growth Fund	132,218,418	7,482,258	(18,518,681)	(11,036,423)
Select Strategic Growth Fund	730,137,654	23,994,848	(95,154,237)	(71,159,389)
Special Equity Fund	400,306,434	30,713,546	(41,769,596)	(11,056,050)

As of September 30, 2001, the Funds had capital loss carryovers for federal income tax purposes as follows:

	Total Capital Loss Carryover	Expiration
		2008	2009
Core Equity Fund	$24,454,557	$0	$24,454,557
Secular Growth Fund	300,026,120	0	300,026,120
Select Small Cap Growth Fund	55,864,529	6,476,557	49,387,972
Select Strategic Growth Fund	200,366,633	0	200,366,633
Special Equity Fund	91,356,194	0	91,356,194

9. EXPENSE REDUCTIONS

Through expense offset arrangements with ESC and their custodian, a portion of fund expenses have been reduced. The amount of expense reductions received by each Fund and the impact of the total expense reductions on each Fund’s annualized expense ratio represented as a percentage of its average net assets were as follows:

	Three-Month Period Ended September 30, 2001
	Expense Reductions	% of Average Net Assets
Core Equity Fund	$11,882	0.00%
Secular Growth Fund	2,406	0.00
Select Small Cap Growth Fund	894	0.00
Select Strategic Growth Fund	4,508	0.00
Special Equity Fund	3,606	0.00

	Year Ended June 30, 2001
	Expense Reductions	% of Average Net Assets
Core Equity Fund	$102,499	0.00%
Secular Growth Fund	32,812	0.00
Select Small Cap Growth Fund	12,239	0.01
Select Strategic Growth Fund	49,531	0.01
Special Equity Fund	22,710	0.00

10. DEFERRED TRUSTEES’ FEES

Each independent Trustee of each Fund may defer any or all compensation related to performance of their duties as Trustees. The Trustees’ deferred balances are allocated to deferral accounts, which are included in the accrued expenses for the Fund. The investment performance of the deferral accounts are based on the investment performance of certain Evergreen Funds. Any gains earned or losses incurred in the deferral accounts are reported in the Fund’s Trustees’ fees and expenses. At the election of the Trustees, the deferral account will be paid either in one lump sum or in quarterly installments for up to ten years.

Combined Notes to Financial Statements (continued)

11. FINANCING AGREEMENT

The Fund and certain other Evergreen Funds share in a $725 million unsecured revolving credit commitment to temporarily finance the purchase or sale of securities for prompt delivery, including funding redemption of their shares, as permitted by each Fund’s borrowing restrictions. Borrowings under this facility bear interest at 0.50% per annum above the Federal Funds rate. All of the Funds are charged an annual commitment fee of 0.10% of the unused balance, which is allocated pro rata. For its assistance in arranging the financing agreement, First Union Securities, Inc. was paid a one-time arrangement fee of $150,000, which was charged to the Funds and also allocated pro rata.

12. CONCENTRATION OF RISK

The Funds may invest a substantial portion of their assets in an industry or sector and, therefore, may be more affected by changes in that industry or sector than would be a comparable mutual fund that is not heavily weighted in any industry or sector.

13. CHANGE IN ACCOUNTING PRINCIPLE

As required, effective July 1, 2001, the Funds have adopted the provisions of the AICPA Audit and Accounting Guide, Audits of Investment Companies which amends certain accounting practices and disclosures, including amortization of premiums and accretion of discounts. Accordingly, the Funds began amortizing premium and accreting discount on all fixed-income securities. Prior to July 1, 2001, each Fund (except Secular Growth Fund and Select Small Cap Growth Fund) was already complying with the accounting practice of amortizing premiums and accreting discounts on fixed-income securities. Secular Growth Fund and Select Small Cap Growth Fund accreted discounts but did not amortize premiums on its fixed-income securities. However, it did not hold any fixed income securities in its portfolio. As a result, adopting the accounting change had no impact to current year financial statements for any of the Funds.

Independent Auditors’ Report

The Board of Trustees and Shareholders
Evergreen Select Equity Trust

We have audited the accompanying statements of assets and liabilities, including the schedules of investments of the Evergreen Core Equity Fund, Evergreen Secular Growth Fund, Evergreen Select Small Cap Growth Fund, Evergreen Select Strategic Growth Fund and Evergreen Special Equity Fund, portfolios of the Evergreen Select Equity Trust, as of September 30, 2001, and the related statements of operations for the three-month period ended September 30, 2001 and the year ended June 30, 2001, the statements of changes in net assets for the three-month period ended September 30, 2001 and each of the years or periods in the two-year period ended June 30, 2001, and the financial highlights for the three month period ended September 30, 2001 and each of the years or periods in the five-year period ended June 30, 2001. These financial statements and financial highlights are the responsibility of the Funds’ management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of September 30, 2001 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Evergreen Core Equity Fund, Evergreen Secular Growth Fund, Evergreen Select Small Cap Growth Fund, Evergreen Select Strategic Growth Fund and Evergreen Special Equity Fund as of September 30, 2001, and the results of their operations, changes in their net assets and financial highlights for each of the years or periods described above in conformity with accounting principles generally accepted in the United States of America.

Boston, Massachusetts
November 2, 2001

Additional Information (Unaudited)

Federal Tax Distributions

For corporate shareholders, the following percentages of ordinary income dividends paid during the fiscal year ended September 30, 2001 qualified for the dividends received deduction:

Core Equity Fund	100.00%
Secular Growth Fund	61.81
Select Strategic Growth Fund	100.00

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800.346.3858

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800.343.2898

www.EvergreenInvestments.com

2000 Dalbar Mutual Fund Service Award Recipient: The Dalbar Mutual Fund Service Award symbolizes the achievement of the highest tier of service to shareholders within the mutual fund industry. It is awarded only to those firms that exceed industry norms in key service areas. Evergreen was measured against 66 mutual fund service providers.

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